Exhibit 4.12




         ______________________________________________

                      TERM CREDIT AGREEMENT

                             BETWEEN

                        SA HOLDINGS, INC.

                               AND

          NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
         ______________________________________________

                    Closing Date: July 31, 1995

                      TERM CREDIT AGREEMENT
                    Dated as of July 31, 1995

          SA Holdings, Inc., a Delaware corporation (the
"Borrower"), and Norwest Bank Minnesota, National Association, a national banking association (the "Bank"), agree as follows:

                            ARTICLE 1
                           Definitions

     Section 1.1  Definitions.  For all purposes of this
Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

          (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.

          "Acquisition" means the acquisition by the Borrower of all of the stock of the Target Company.

          "Acquisition Documents" means the purchase agreement between the Borrower, the Target Company and the shareholders of the Target Company and any other documents relating to the Acquisition, together with all deeds, bills of sale, assignments, approvals and consents required to consummate the Acquisition, and all UCC and lien searches, certificates, opinions, documents and agreements related to or delivered in connection therewith.

          "Adjusted Operating Cash Flow" means, with respect to any 12-month period, the Operating Cash Flow for such period plus the Expense Reduction Amount, if any, attributable to such period. Notwithstanding the foregoing, Adjusted Operating Cash Flow as of any quarter-end occurring on or before the Conversion Date (but after the Closing Date) means the Adjusted Operating Cash Flow during the two-quarter period ending on such date multiplied by two.

          "Advance Date" means, with respect to a Term Advance (other than the initial Term Advance), the date requested for such Term Advance which must be at least five Bank Business Days after delivery of a Borrowing Certificate to the Bank.

          "Affiliate" means (a) any director, officer or employee of the Borrower, (b) any Person who, individually or with his or her immediate family or any other Affiliate, directly or indirectly beneficially owns or holds 5% or more of the voting interest in the Borrower, or (c) any corporation, partnership or other Person in which any Person described above owns a 5% or greater equity interest. Without limiting the generality of the foregoing, the Guarantor shall at all times be deemed to be an Affiliate of the Borrower.

          "Agreement" means this Term Credit Agreement.

          "Assignment of Deposit Accounts" means an Assignment of Deposit Accounts duly executed by the Borrower in substantially the form of Exhibit E, assigning to the Bank each deposit account of any type now or hereafter held by the Borrower.

          "Bank Business Day" means a day other than a Saturday, Sunday or day on which banks are not generally open for business in the State of Minnesota.

          "Base Rate" means the rate of interest publicly announced from time to time by the Bank as its "prime" or "base" rate of interest or, if the Bank ceases to announce a rate so designated, any similar successor rate designated by the Bank.

          "Borrowing Certificate" means a certificate in substantially the form of Exhibit G, or such other form as the Borrower and the Bank may from time to time agree upon in writing, setting forth relevant facts in reasonable detail and the computation as to the Borrower's Adjusted Operating Cash Flow as of the preceding quarter-end.

          "Capital Expenditure" means any expenditure of money for the purchase or construction of fixed assets or for the purchase or construction of any other assets, or for improvements or additions thereto, which are capitalized on the Borrower's balance sheet.

          "Closing Date" means the date of this Agreement.

          "Compliance Certificate" means a certificate in substantially the form of Exhibit H, or such other form as the Borrower and the Bank may from time to time agree upon in writing, setting forth relevant facts in reasonable detail and the computations as to whether or not the Borrower is in compliance with the requirements set forth in
     Section 5.9, 5.10, 5.11, 5.12 and 6.11.

          "Conversion Date" means November 15, 1996.

          "Debt" of any Person means (i) all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet of that Person as at the date as of which Debt is to be determined, excluding, however, accounts payable and accrued liabilities incurred in the ordinary course of that Person's business that are owed to sellers of goods or services to that Person and are in an amount not greater than the cost of such goods or services, and (ii) indebtedness secured by any mortgage, pledge, lien or security interest existing on property owned by such Person, whether or not the indebtedness secured thereby shall have been assumed, and (iii) guaranties and endorsements (other than for purposes of collection in the ordinary course of business) by such Person and other contingent obligations of such Person in respect of, or to purchase or otherwise acquire, indebtedness of others. For purposes of determining a Person's aggregate Debt at any time, "Debt" shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.
     For purposes of this Agreement "Debt" shall not include the Preferred Stock or Cash Obligation of Borrower with respect thereto.

          "Default" means an event that, with the giving of notice, the passage of time or both, would constitute an Event of Default.

          "ERISA" means the Employee Retirement Income Security
     Act of 1974, as amended.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that is, along with the Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Internal Revenue Code of 1986, as amended.

          "Environmental Law" means the Comprehensive
     Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802 et seq., the Toxic Substances Control Act, 15 U.S.C.
     Section 2601 et seq., the Clean Water Act, 33 U.S.C.
     Section 1252 et seq., the Clean Air Act, 42 U.S.C.
     Section 7401 et seq., and any other federal, state, county, municipal, local or other statute, law, ordinance or regulation which may relate to or deal with human health or the environment, all as may be from time to time amended.

          "Eurodollar Business Day" means a Bank Business Day on which dealings in U.S. dollar deposits are carried on in the London interbank market.

          "Event of Default" has the meaning specified in Section
     7.1.

          "Excess Cash Flow" means, with respect to any fiscal year, the Operating Cash Flow of the Borrower and its Subsidiaries during that fiscal year, minus the sum of
     (i) interest expense by the Borrower and its Subsidiaries during that fiscal year, (ii) scheduled principal payments made by the Borrower during that fiscal year on the Note and other indebtedness to the extent such indebtedness and payments are not prohibited by this Agreement, and
     (iii) capital expenditures made by the Borrower and its Subsidiaries during that fiscal year to the extent that such capital expenditures do not exceed the amounts permitted under Section 6.11, all determined in accordance with GAAP.

          "Expense Reduction Amount" for any period means the amount which has been recognized by the Borrower or its Subsidiaries as an expense for purposes of determining Operating Cash Flow for such period, which amount was incurred by the Borrower, its Subsidiaries or the Target Company prior to the Closing Date and which has been identified by management of the Borrower and approved by the Bank, in its sole discretion, as avoidable in future periods based on the anticipated effect of positive and verifiable actions taken or identified and to be taken by management of the Borrower, and verified by the Bank or, at the Bank's sole option, the Borrower's independent accountants, to reduce for future periods the types of expenses which were actually incurred prior to the Closing Date. With respect to each month prior to the Closing Date, the Expense Reduction Amount approved by the Bank is $163,000. With respect to each month set forth below, the Expense Reduction Amount approved by the Bank is set forth opposite such month:

          Month               Expense Reduction Amount
          -----               ------------------------
          August, 1995        $107,000
          September, 1995     $ 49,000
          October, 1995       $ 47,000
          November, 1995      $  2,000

     Any Expense Reduction Amount related to an action which is identified by management to be taken, but which is not taken, shall be disallowed retroactively and prospectively for all periods.

          "Floating Rate" means an annual rate equal to the sum of the Base Rate and the Floating Rate Spread, as determined in accordance with Section 2.4, which rate shall change when and as the Base Rate changes.

          "Floating Rate Spread" means a percentage, determined as set forth in Section 2.4.

          "GAAP" means generally accepted accounting principles, consistently applied.

          "Guarantor" means Jack W. Matz, Jr.

          "Guarantor's Pledge Agreement" means the Collateral Pledge Agreement of even date herewith executed by the Guarantor, granting the Bank a security interest in all of the common stock and stock warrants of the Borrower owned by the Guarantor to secure payment of all indebtedness arising under the Guaranty.

          "Guaranty" means the guaranty agreement of the Guarantor in substantially the form of Exhibit B.

          "Hazardous Substance" means any pollutant, contaminant, hazardous substance or waste, solid waste, petroleum or any fraction thereof, or any other chemical, substance or material listed or identified in or regulated by any Environmental Law.

          "Interest Period" means a period of 30, 60, 90, 120,
     150 or 180 days beginning on a Eurodollar Business Day as elected by the Borrower.

          "Interest Rate Spread" means a Floating Rate Spread or a LIBO Rate Spread, as determined in accordance with Section
     2.4, or such other interest rate spread as may be negotiated in accordance with Section 2.3.

          "LIBO Rate" means the annual rate equal to the sum of
     (i) the annual rate obtained by dividing (a) the rate (rounded up to the nearest 1/8 of 1%) determined by the Bank to be the average rate at which U.S. dollar deposits are offered to the Bank by major banks in the London interbank market for funds to be made available on the first day of any Interest Period in an amount approximately equal to the amount for which a LIBO Rate quotation has been requested and maturing at the end of such Interest Period, as determined by the Bank prior to 12:00 noon (Minneapolis time) on the second Eurodollar Business Day prior to the beginning of such Interest Period, by (b) a percentage equal to 100% minus the Federal Reserve System reserve requirement (expressed as a percentage) applicable to such deposits, and (ii) the LIBO Rate Spread, as determined in accordance with Section 2.4.

          "LIBO Rate Spread" means a percentage, determined as set forth in Section 2.4.

          "Licenses" means all material authorizations, licenses, permits and franchises granted or assigned to the Borrower, or any Subsidiary or the Target Company by any public or governmental agency, domestic or international, including but not limited to any licenses issued by a state public utility commission or the Federal Communications Commission.

          "Life Insurance Assignment" means an Assignment of Life
     Insurance Policy as Collateral to be executed by the Borrower, in form and substance satisfactory to the Bank, granting the Bank a lien on 50% of the proceeds of the Life
     Insurance Policy to secure payment of the Note.

          "Life Insurance Policy" has the meaning set forth in
     Section 5.12.

          "Loan Documents" means this Agreement, the Assignment of Deposit Accounts, the Life Insurance Assignment, the Note and the Borrower's Security Agreement.

          "Material Agreements" means all material agreements relating to the Licenses, and all other access, termination, long distance and local exchange carrier agreements, real estate leases and other material agreements relating to the operation of the Borrower's, Subsidiaries' and the Target Company's businesses.

          "Maximum Loan Amount" means $10,000,000.

          "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

          "Note" has the meaning specified in Section 2.1

          "Operating Cash Flow" means, with respect to any period, the sum of the following: (i) the consolidated net after-tax income of the Borrower and its Subsidiaries during that period, plus (ii) the sum of depreciation, amortization and interest expenses recognized by the Borrower and its Subsidiaries with respect to that period, management fees accrued by the Borrower and its Subsidiaries during that period, any extraordinary or non-cash losses or expenses paid or incurred by the Borrower and its Subsidiaries during that period, less (iii) the sum of any extraordinary, non-operating or non-cash income claimed by the Borrower and its Subsidiaries during that period, all as determined in accordance with GAAP.

          "Person" means any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan" means an employee benefit plan or other plan maintained for employees of the Borrower or any ERISA
     Affiliate and covered by Title IV of ERISA.

          "Preferred Stock" means the Preferred Stock of Borrower described on Schedule 4.11.

          "Reportable Event" means (i) a "reportable event" described in Section 4043 of ERISA and the regulations issued thereunder, (ii) a withdrawal from any Plan, as described in Section 4063 of ERISA, (iii) an action to terminate a Plan for which a notice is required to be filed under Section 4041 of ERISA, (iv) any other event or condition that might constitute grounds for termination of, or the appointment of a trustee to administer, any Plan, or
     (v) a complete or partial withdrawal from a Multiemployer Plan as described in Sections 4203 and 4205 of ERISA.

          "SATC" means Strategic Abstract & Title Corporation, a
     Texas corporation.

          "SEC" means the Securities and Exchange Commission.

          "SLDN" means Southwest Long Distance Network, Inc., an
     Arkansas corporation.

          "Security Agreements" means the security agreements of the Borrower and its Telecommunications Subsidiaries, each in substantially the form of Exhibit C.

          "Seller Subordination Agreement" means the
     Subordination Agreement of even date herewith executed by Bill L. Johnson, Howard Maderra and Marianne Reed for the benefit of the Bank.

          "Senior Debt Service Ratio" means, at any fiscal quarter-end, the ratio of (i) the Adjusted Operating Cash Flow of the Borrower, to (ii) the Senior Debt Service Requirements of the Borrower as of that fiscal quarter-end.

          "Senior Debt Service Requirements" means, at any fiscal quarter-end, the sum of all payments of principal and interest required to be paid by the Borrower on the Note during the immediately succeeding four-quarter period in accordance with the terms of the Note (specifically excluding any mandatory prepayment required under Section 2.9). For purposes of determining Senior Debt Service Requirements with respect to any portion of the Note bearing interest at a floating rate, the floating rate shall be assumed to be fixed for the period in question at the floating rate in effect on the first day of such period.

          "Senior Leverage Ratio" means, at any fiscal quarter-end of the Borrower, the ratio of (A) the aggregate Debt of the Borrower as at the end of that fiscal quarter, excluding Subordinated Debt, to (B) the Adjusted Operating Cash Flow of the Borrower and its Subsidiaries, all determined in accordance with GAAP.

          "Subordinated Debt" means Debt of the Borrower which is subordinated in right of payment to all indebtedness of the Borrower to the Bank, on terms that have been approved in writing by the Bank and that have been noted by appropriate legend on all instruments evidencing the Subordinated Debt, which instruments shall have been delivered to and held by the Bank.

          "Subordinated Notes" has the meaning given it in the Seller Subordination Agreement.

          "Subsidiary" means any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

          "Subsidiary Guaranties" means, collectively, the guaranty agreement of each of the Telecommunications
     Subsidiaries, in substantially the form of Exhibit D.

          "Target Company" means U.S. Communications, Inc., a
     Texas corporation.

          "Telecommunications Subsidiaries" means Long Distance
     Network, Inc., North American Telecommunications
     Corporation, the Target Company and SLDN.

          "Term Advances" has the meaning specified in Section
     2.1.

          "Welfare Plan" means a "welfare plan" as defined in
     Section 3(1) of ERISA.

                            ARTICLE 2
                Amount and Terms of the Term Loan

     Section 2.1 Term Loan. The Bank agrees, on the terms and subject to the conditions hereinafter set forth, to make advances (each a "Term Advance") to the Borrower from time to time during the period from the Closing Date to and including the Conversion Date in an aggregate outstanding amount not to exceed the lesser of (i) 2.5 times Adjusted Operating Cash Flow on the quarter-end preceding the Advance Date of each such Term Advance or (ii) the Maximum Loan Amount. Based on the Borrowing Certificate delivered to the Bank pursuant to Section 3.2(a) hereof, the Bank agrees that the principal amount of the initial Term Advance on the Closing Date shall be $7,000,000. The Term Advances shall be evidenced by and repayable in accordance with the Borrower's single promissory note of even date herewith in substantially the form of Exhibit A hereto (the "Note"). Term Advances shall not be revolving; the Borrower may not reborrow Term Advances that have been prepaid.

     Section 2.2 Making the Term Advances. Each Term Advance, after the initial Term Advance, shall be made on at least five Bank Business Days' prior written notice from the Borrower to the Bank, which notice shall specify the Advance Date of the requested Term Advance and the amount thereof. Each Term Advance, after the initial Term Advance, shall be in the amount of $100,000 or a multiple of $25,000 greater than $100,000. Upon receipt of a request for a Term Advance hereunder, the Bank shall verify to its satisfaction whether the Borrower has sufficient Adjusted Operating Cash Flow for an additional Term Advance based on the Borrowing Certificate submitted by the Borrower pursuant to Section 3.2(a). In no event shall the Bank make a Term Advance if the Bank has not received the monthly financial statements for the preceding quarter required under
Section 5.1(b). Upon fulfillment of the applicable conditions set forth in Article 3, including but not limited to the conditions set forth in Section 3.2, the Bank shall disburse the amount of the requested Term Advance by crediting the same to the Borrower's demand deposit account maintained with the Bank or in such other manner as the Bank and the Borrower may from time to time agree. The Borrower shall promptly confirm each telephonic request for a Term Advance by executing and delivering an appropriate confirmation certificate to the Bank. The

Borrower shall be obligated to repay all Term Advances notwithstanding the failure of the Bank to receive such confirmation and notwithstanding the fact that the person requesting same was not in fact authorized to do so. Any request for a Term Advance shall be deemed to be a representation that the statements set forth in Section 3.2 are correct.

     Section 2.3 Interest. Except to the extent that the Borrower elects a LIBO Rate pursuant to this Section for some portion or all of the Term Advances, the principal balance of the Term Advances from time to time outstanding shall bear interest at the Floating Rate. At the election of the Borrower, which may be exercised from time to time so long as no Default or Event of Default has occurred and is then continuing, the Borrower may request in writing or by telephone that the Bank quote the LIBO Rate which would be applicable for the portion of the outstanding principal balance of the Term Advances and for the Interest Period indicated by the Borrower in its quotation request. The portion of the outstanding balance of the Term Advances for which a LIBO Rate quotation is requested (i) must be in the amount of $500,000 or a higher amount which is an integral multiple of $500,000, (ii) must not otherwise bear interest at a LIBO Rate at any time during the designated Interest Period on account of any other acceptance of a LIBO Rate hereunder, and (iii) must not be subject to being repaid during the proposed Interest Period by any regularly scheduled principal payment. No more than five Interest Periods shall be outstanding at any one time. A request for a LIBO Rate quotation must be received by the Bank before 10:00 a.m. (Minneapolis time) on the day three (3) Eurodollar Business Days before the first day of the proposed Interest Period. The Borrower shall immediately either accept or reject the quotation by telephone. If the Borrower does not immediately accept a LIBO Rate quotation, the quotation shall be deemed to have been rejected. Upon acceptance of a LIBO Rate quotation, the quoted LIBO Rate shall be the interest rate applicable for the proposed Interest Period to the portion of the outstanding principal balance of the Term Advances to which the quotation related (and the remaining part of the principal balance of the Term Advances, if any, shall continue to bear interest at the rate or rates previously applicable to such amounts). At the termination of such Interest Period, the interest rate applicable to the portion of the principal balance of the Term Advances to which the accepted LIBO Rate quotation was applicable shall revert to the Floating Rate unless a new LIBO Rate quotation is accepted by the Borrower. Notwithstanding anything contained in this Section to the contrary, the Bank shall have no obligation to quote a LIBO Rate for any Interest Period if the Bank, in accordance with its standard commercial practices, determines that deposits in amounts equal to the amount for which the quotation has been requested and maturing at the end of the proposed Interest Period are not readily available to the Bank from major banks in the London interbank market. In such event, the Bank shall offer the Borrower an alternative fixed rate option with the Interest Rate Spread to be negotiated at such time.

     Section 2.4  Interest Rate Spreads.

          (a) The Floating Rate Spread used in calculating the Floating Rate at any time shall be the sum of the then-applicable Floating Increment, the then-applicable Default Increment, if any, and the then-applicable Equity Increment, if any, all as determined in accordance with subsections (c), (d) and (e) below.

          (b) The LIBO Rate Spread used in calculating the LIBO Rate at any time shall be the sum of the then-applicable LIBO Increment, the then-applicable Default Increment, if any, and the then-applicable Equity Increment, if any, all as determined in accordance with subsections (c), (d) and
     (e) below.

          (c)  The Floating Increment and the LIBO Increment
     (collectively, the "Basic Rate Increments") shall be determined as follows:

     Through and including September 30, 1995, the Floating Increment shall be 2.0% and the LIBO Increment shall be 4.0%. The Basic Rate Increments shall thereafter be adjusted as of the first day of each fiscal quarter of the Borrower on the basis of the Borrower's Senior Leverage Ratio as of the end of the preceding fiscal quarter (e.g. any adjustment to be made as of October 1, 1995 shall be determined on the basis of the Senior Leverage Ratio as of September 30, 1995) in accordance with the following table:

                                   Then the       And the
If the Senior                      Floating       LIBO
Leverage                           Increment      Increment
Ratio is:                          shall be       shall be
-------------                      ---------      ---------
2.0 to 1 or more                   2.0%           4.0%

1.25 to 1 or more, but             1.5%           3.5%
  less than 2.0 to 1

less than 1.25 to 1                1.0%           3.0%

     Reductions and increases in the Basic Rate Increments will be determined quarterly upon receipt of the Borrower's financial statements and monthly Compliance Certificates required under Section 5.1(b) (and, in any event, not later than 45 days after each quarter-end). Such reductions and increases will be applied retroactively to the beginning of the quarter in which such determination is made; provided, however, that if the Borrower fails to deliver any financial statements or Compliance Certificates when required under
     Section 5.1(b), the Bank may, by notice to the Borrower, increase the Basic Rate Increments to the highest rates set forth above until such time as the Bank has received all such financial statements and Compliance Certificates. Notwithstanding the foregoing, no reduction in the Basic Rate Increments will be made if a Default or an Event of Default has occurred (and written notice thereof has been given by the Bank to the Borrower) and is continuing at the time that such reduction would otherwise be made.

          (d) Upon written notice of any Default or Event of Default by the Bank to the Borrower, and so long as such Default or Event of Default continues without written waiver thereof by the Bank, a Default Increment shall be added to the applicable Interest Rate Spread. Such Default Increment shall be equal to two percent (2.0%). Inclusion of the Default Increment in calculating the Interest Rate Spreads shall not be deemed a waiver or excuse of any such Default or Event of Default.

          (e) If the Borrower fails to prepay at least $1,250,000 in principal of Subordinated Debt after the date hereof and on or before October 31, 1995 from the proceeds of one or more Qualified Equity Offerings, as defined in the Seller Subordination Agreement, the Equity Increment shall be 100 basis points (1.00%) at all times from and after November 1, 1995. At all other times, the Equity Increment shall be 0%.

     Section 2.5 Collateral; Guaranty. Payment of the Note and all other amounts now or hereafter owing by the Borrower to the Bank (i) shall be secured by a security interest in property generally described as all of the Borrower's and Telecommunications Subsidiaries' inventory, accounts, equipment and general intangibles (including customer lists), as more fully described in the Security Agreements, (ii) shall be further secured by the Life Insurance Assignment, (iii) shall be guaranteed by the Guarantor pursuant to the Guaranty, which Guaranty shall be secured by a security interest in a portion of the issued and outstanding capital stock of the Borrower, as set forth in the Guarantor's Pledge Agreement, (iv) shall be further guaranteed by the Telecommunications Subsidiaries pursuant to the Subsidiaries Guaranties, (v) shall be further secured by the Assignment of Deposit Accounts, and (vi) may also now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements. Each of the liens and security interests described above shall be prior to all other liens and security interests of any kind whatsoever, subject only to such exceptions as the Bank may expressly approve in writing.

     The Bank hereby agrees that upon receipt of Compliance Certificates and financial statements of the Borrower which indicate that the Borrower has maintained its Senior Leverage Ratio at less than 1.5 to 1 for two consecutive fiscal quarters after the Conversion Date, as verified by the Bank and provided that no Default or Event of Default shall have occurred and be continuing, the Bank will release the Guarantor from his obligations under the Guaranty and the Pledge Agreement and the Guaranty and the Pledge Agreement shall forthwith be terminated and all collateral thereunder returned to the Guarantor.

     Section 2.6 Payment of Interest and Principal. Interest accruing on the principal balance of the Note (including interest at a LIBO Rate) shall be payable quarterly in arrears on the last day of each calendar quarter, commencing on September 30, 1995. The principal balance of the Note shall be due and payable in fifteen quarterly installments due and payable on the last day of each calendar quarter, commencing December 31, 1996. The amount of each quarterly installment due during each period set forth below shall be equal in amount, and the aggregate amount of the installments due during each such period shall be equal to the principal balance of the Note as of the Conversion Date times the percentage set forth opposite such period:

                                        Percent of
     Loan Year                          Principal Balance
     ---------                          -----------------
     July 1, 1996-June 30, 1997         15%
     July 1, 1997-June 30, 1998         25%
     July 1, 1998-June 30, 1999         25%
     July 1, 1999-June 30, 2000         35%

Any remaining principal of the Term Note, together with all accrued but unpaid interest on the Term Note, shall be finally due and payable in full on June 30, 2000.

     Section 2.7 Voluntary Prepayments. The Borrower may prepay the Note in whole or in part at any time and from time to time; provided that (i) prepayment of the full amount of the Note shall include accrued interest thereon, (ii) prepayment shall be accompanied by the payment of a prepayment premium if required under Section 2.8, (iii) each partial prepayment of the Note shall be in the principal amount of $150,000 or a multiple of $50,000 greater than $150,000, (iv) any prepayment shall be made only upon five Bank Business Days' notice to the Bank, and
(v) any partial prepayment of the Note shall be applied to the principal installments of the Note in inverse order of their maturities.

     Section 2.8  Prepayment Premium.  Upon prepayment of the
Note (other than mandatory prepayments under Section 2.9) from the proceeds of any loan made to the

Borrower by a financial or other lending institution other than the Bank, or upon acceleration of the maturity of the Note, there shall be due and payable a sum equal to the Applicable Percentage of the principal balance of the Note so prepaid or due upon acceleration, as the case may be. For purposes of this Section, a prepayment shall be deemed to have been made from the proceeds of a loan by a financial or other lending institution other than the Bank if the Borrower obtains any such loan concurrent with such prepayment or within six (6) months thereafter. If such loan is obtained after the prepayment of the Note, the prepayment premium required hereunder shall be due and payable at the time that such replacement loan is funded.

     As used herein, "Applicable Percentage" means, with respect to any Loan Year, a percentage equal to the amount set forth below opposite that Loan Year:

     Loan Year           Applicable Percentage
     ---------           ---------------------
     1                   3.0%
     2                   2.0%
     3                   1.0%

As used herein, "Loan Year" means a twelve-month period, with the first such Loan Year commencing on the date hereof and ending on the first anniversary hereof and with each subsequent Loan Year commencing on the corresponding subsequent anniversary of the date hereof. No prepayment premium shall be due with respect to any prepayment or acceleration occurring during the fourth or any subsequent Loan Year.

     Section 2.9  Mandatory Prepayments.

          (a) Within 120 days after the end of each fiscal year of the Borrower beginning with the fiscal year ending December 31, 1996, the Borrower shall pay to the Bank an amount equal to 33.33% of its Excess Cash Flow with respect to that fiscal year; provided, however, that for the fiscal year ending December 31, 1996, the Excess Cash Flow calculation will be based upon the period from the Closing Date through December 31, 1996.

          (b) If at any time the outstanding Term Advances exceed an amount equal to 2.5 times the Adjusted Operating Cash Flow, as determined by the Bank, the Borrower shall immediately upon notice from the Bank repay such Term Advances to the extent necessary to eliminate such excess.

          (c) All sums paid under this Section 2.9 shall be applied to the principal installments of the Note in inverse order of their maturities in accordance with Section 2.7.

     Section 2.10 Computation of Interest and Fees. Interest under the Note and the fees hereunder shall be computed on the basis of actual number of days elapsed in a year of 360 days.

     Section 2.11 Payment. All payments of principal and interest under the Note and of the fees hereunder shall be made to the Bank in immediately available funds. The Borrower agrees that the amount shown on the books and records of the Bank as being the principal balance of the Note shall be prima facie evidence of such principal amount. The Borrower hereby authorizes the Bank to charge against the Borrower's account with the Bank an amount equal to the accrued interest and fees from time to time due and payable to the Bank under the Note or hereunder.

     Section 2.12 Payment on Nonbusiness Days. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day other than a Bank Business Day, such payment may be made on the next succeeding Bank Business Day, and such extension of time shall in each case be included in the computation of payment of interest on the Note or the fees hereunder, as the case may be.

     Section 2.13 Fees. The Borrower agrees to pay to the Bank each of the following fees, in addition to all other fees required to be paid under Section 3.1 and otherwise by this
Agreement:

          (a) A commitment fee at the rate of three-eighths of one percent (.375%) per annum on the average daily unused amount of the Maximum Loan Amount from the Closing Date to and including the Conversion Date, payable quarterly in arrears on the last day of each December, March, June and September, through the Conversion Date, commencing September 30, 1995; provided that any commitment fee remaining unpaid shall be due and payable on the Conversion Date.

          (b) A supplemental facility fee equal to $100,000, payable on the earliest of (i) the date of prepayment of the Term Advances in full, (ii) 30 days after the Borrower's Senior Leverage Ratio is less than 1.0 to 1.0 for two or more consecutive fiscal quarters, (iii) the date the Borrower is sold, or (iv) June 30, 2000.

     Section 2.14 Use of Proceeds. The proceeds of the initial Term Advance hereunder shall be used by the Borrower to pay a portion of the purchase price of the Acquisition. The proceeds of subsequent Term Advances hereunder shall be used by the Borrower to repay principal on the Subordinated Debt portion of the Acquisition costs in whole or in part. The Bank acknowledges that the subsequent Term Advances will be made prior to the maturity of the Subordinated Debt and agrees that the Borrower may request and receive such Advances (subject to the other terms and conditions herein) so long as such Term Advances are used for the immediate prepayment of such Subordinated Debt. Any Term Advances made after such

Subordinated Debt has been paid in full shall be used for the Borrower's general corporate purposes.

     Section 2.15 Fees on Fixed Rate Amounts and Indemnity. In addition to any interest payable on the Note and any fees or other amounts payable hereunder, the Borrower agrees:

          (a) If at any time any applicable law, rule or regulation or the interpretation or administration thereof by any governmental authority (including, without limitation, Regulation D of the Federal Reserve Board) shall:

          (i) subject the Bank to any tax, duty or other charges (including but not limited to any tax designed to discourage the purchase or acquisition of foreign securities or debt instruments by United States nationals) with respect to this Agreement, or shall materially change the basis of taxation of payments to the Bank of the principal of or interest on any portion of the Note bearing interest at a LIBO Rate (except for changes in the rate of tax on the overall net income of the Bank); or

          (ii) impose or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Bank because of any portion of the principal balance of the Note bearing interest at a LIBO Rate;

          (iii) impose on the Bank any other condition affecting its making, maintaining or funding of any portion of the Note at a LIBO Rate;

     and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining any portion of the Note at a LIBO Rate, or to reduce the amount of any sum received or receivable by the Bank with respect to such portion, then within 30 days after demand by the Bank (which demand shall be accompanied by a statement setting forth the basis of such demand), the Borrower shall pay directly to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or such reduction.

          (b) In addition to any premium required to be paid to the Bank under Section 2.8 hereof, upon demand by the Bank (which demand shall be accompanied by a statement setting forth the basis for the calculations of the among being claimed) the Borrower will indemnify the Bank against any loss or expense which the Bank may have sustained or incurred (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund or maintain any portion of principal of the Note which bears interest at a LIBO Rate), as reasonably determined by the Bank, due to any prepayment of any portion of the Note bearing interest at a LIBO Rate on a date which is not the expiration date of the relevant Interest Period, or which causes any portion of the Note bearing interest at a LIBO Rate to be subject to being repaid during the relevant Interest Period by any regularly scheduled principal payment, as a consequence of a voluntary prepayment pursuant to Section 2.7, mandatory prepayment under Section 2.9 or of any Event of Default under this Agreement. For this purpose, all acceptances of LIBO Rate quotations pursuant to this Agreement shall be deemed to be irrevocable. Any certificate as to any such loss or expense shall, in the absence of manifest error, be final and conclusive as to the amount thereof.

                            ARTICLE 3
                      Conditions of Lending

     Section 3.1 Initial Conditions Precedent. The obligation of the Bank to make the initial Term Advance is subject to the condition precedent that the Bank shall have received on or before the day of that Term Advance all of the following, each dated (unless otherwise indicated) as of the Closing Date, in form and substance satisfactory to the Bank:

          (a) The Note, properly executed on behalf of the Borrower.

          (b) The Security Agreements, properly executed on behalf of the Borrower and the Telecommunications
     Subsidiaries.

          (c) The Subsidiary Guaranties properly executed on behalf of the Telecommunications Subsidiaries.

          (d) All original certificates evidencing the stock of the Telecommunications Subsidiaries, together with blank assignments of that stock duly executed by the Borrower or (in the case of SLDN's stock) the Target Company.

          (e)  The Guaranty, properly executed by the Guarantor.

          (f) The Guarantor's Pledge Agreement, properly executed by the Guarantor, together with the original certificates evidencing the stock covered by the Pledge
     Agreement and blank assignments of that stock duly executed by the Guarantor.

          (g) Financing statements sufficient when filed to perfect the security interests granted under the Security Agreements and the Pledge Agreements to the extent such security interests are capable of being perfected by filing.

          (h) Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against the Borrower, the Target Company, the Subsidiaries or the Guarantor, (ii) no financing statements have been filed and remain in effect against the Borrower, the Target Company or such Subsidiaries except financing statements perfecting only security interests permitted under Section 6.1, and (iii) no financing statements have been filed and remain in effect against the Guarantor that cover the collateral described in the Pledge Agreement.

          (i) Copies of all real property leases to which the Borrower or any Subsidiary is a party, together with consent agreements signed by the landlord under each such lease designated by the Bank, confirming such matters as the Bank may request.

          (j) The Life Insurance Assignment, duly executed by the beneficiary and owner thereof, and the original Life Insurance Policy, each in form and substance satisfactory to the Bank, together with such evidence as the Bank may request that the Life Insurance Policy is subject to no assignments or encumbrances other than the Life Insurance Assignment.

          (k) The Assignment of Deposit Accounts, duly executed by the Borrower, and, within 30 days after the Closing Date, one or more acknowledgments in the form attached thereto, duly executed by the financial institutions at which the Borrower maintains any deposit account, as may be required by the Bank.

           (l) Copies of the Borrower's Articles of Incorporation and Bylaws, certified by the Secretary or Assistant
     Secretary of the Borrower as being true and correct copies thereof.

          (m) Copies of the Articles of Incorporation and Bylaws of each Telecommunications Subsidiary certified by the Secretary or Assistant Secretary of such Subsidiary as being true and correct copies thereof.

          (n) A certified copy of the resolutions of the Borrower's Board of Directors evidencing approval of the matters contemplated hereby, including but not limited to the Acquisition and the Loan Documents.

          (o) A signed copy of a certificate of the Secretary or an Assistant Secretary of the Borrower which shall certify the names of the officers of that Borrower authorized to sign this Agreement, the Note, the Security Agreement and the Borrower's Pledge Agreement and the other documents or certificates to be delivered pursuant to this Agreement by the Borrower or any of its officers, including requests for Term Advances, together with the true signatures of such officers. The Bank may conclusively rely on such certificate until it shall receive a further certificate of the Secretary or Assistant Secretary of the Borrower canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

          (p) A certified copy of the resolutions of the Board of Directors of each Telecommunications Subsidiary evidencing approval of the Security Agreement and Guaranty of such Subsidiary.

          (q) Certificates of Good Standing of the Borrower, issued by the States of Delaware and Texas; Certificates of Good Standing of Long Distance Network, Inc. and North American Communications Corporation issued by the State of Texas; and Certificates of Good Standing of the Target Company issued by the State of Texas, Oklahoma, Arkansas, New Mexico and Arizona and Colorado; with each such certificate dated not more than ten days before the Closing Date.

          (r) A signed copy of an opinion of counsel for the Borrower and the Guarantor, addressed to the Bank in substantially the form of Exhibit D hereto.

          (s) A copy of such executed Acquisition Documents as the Bank shall reasonably require to evidence conveyance of all stock and assets of the Target Company, free and clear of any liens, claims or encumbrances, except as may be permitted by the Bank.

          (t) Evidence satisfactory to the Bank with respect to the amount, source and form of equity contributions to the Borrower, together with such waivers of conversion or redemption rights of preferred stockholders as may be required by the Bank.

          (u) Such subordination agreements as the Bank may require to evidence that all of the Borrower's Debt other than its indebtedness arising hereunder has been subordinated to payment of the Borrower's indebtedness arising hereunder on terms satisfactory to the Bank, together with copies of all promissory notes or other documents evidencing such Subordinated Debt, showing that such notes or other documents have been legended with notification of the subordination thereof.

          (v) A pro forma balance sheet of the Borrower after consummation of the Acquisition, certified by the president or the chief financial officer of the Borrower.

          (w) Copies of all Licenses, together with all necessary consents of the governmental agencies issuing such Licenses to the Acquisition.

          (x) Copies of all Material Agreements and all necessary consents of the other parties thereto to the Acquisition.

          (y) A Certificate of the insurance required under the Security Agreement, naming the Bank as loss payee.

          (z) A collateral audit of the Borrower performed by the Bank.

          (aa) A facility fee in the amount of $100,000. The facility fee shall be deemed fully earned by the Bank's entering into this Agreement, whether or not any Term
     Advance is in fact made.

     Section 3.2 Additional Conditions Precedent to Term Advances. The Bank's obligation to make any Term Advance (including the initial Term Advance) shall be subject to the further conditions precedent that on the date of that Term
Advance:

          (a) The Borrower shall have delivered to the Bank a Borrowing Certificate as of the quarter-end preceding the Term Advance or, with respect to the initial Term Advance, as of April 30, 1995, certified by the president or chief financial officer of the Borrower;

          (b) The Borrower shall have delivered to the Bank such evidence as the Bank may reasonably require that the Borrower has entered into one or more interest rate protection arrangements acceptable to the Bank, as necessary to cover at least 50% of the principal amount of such requested Term Advance, for a period ending at least two years from the Closing Date, the economic effect of which arrangements shall be to limit the upward fluctuation in the Base Rate during the term of such arrangements to not more than 200 basis points (2.00%), all for purposes of determining the Borrower's obligation to pay interest on the requested Term Advance at the Floating Rate;

          (c)  The representations and warranties contained in
     Article 4 are correct on and as of the date of the Term Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

          (c) No event has occurred and is continuing, or would result from the Term Advance, which constitutes a Default or an Event of Default.

                            ARTICLE 4
                 Representations and Warranties

          The Borrower represents and warrants to the Bank as follows:

     Section 4.1 Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and is duly licensed or qualified to transact business in Texas. Long Distance Network, Inc. and North American Telecommunications Corporation are each corporations duly incorporated, validly existing and in good standing under the laws of Texas. The Borrower and its Subsidiaries are each duly licensed or qualified to do business in all other jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary to enable it to enforce all of its material contracts and other material rights and to avoid any material penalty or forfeiture. The Borrower and each Subsidiary has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents and such Subsidiary's Guaranty and Security Agreement, as the case may be.

     Section 4.2 Authorization of Borrowing; No Conflict as to Law or Agreements. The execution, delivery and performance by the Borrower of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action of the Borrower and do not and will not
(i) require any consent or approval of the shareholders of the Borrower, or any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of its Articles of Incorporation or Bylaws, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected, except for defaults under equipment and office leases to which the Target Company is a party, the effect of which defaults shall not be materially adverse to the Borrower and its Subsidiaries, or (iv) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than liens and security interests in favor of the Bank) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

     Section 4.3  Legal Agreements.  The Loan Documents
constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

     Section 4.4 Subsidiaries. Schedule 4.4 hereto is a complete and correct list of all present Subsidiaries and of the percentage of ownership of the Borrower or any Subsidiary in each as of the Closing Date. Except as otherwise indicated in that Schedule, all shares of each Subsidiary owned by the Borrower or by any such other Subsidiary are validly issued and fully paid and nonassessable. The Borrower hereby represents, warrants and agrees with the Bank that within 30 days of obtaining the SEC's declaration that the registration statement with respect thereto is effective, the Borrower will distribute approximately 57% of the common stock of SATC to the Borrower's shareholders, as set forth in the Form 10-SB filed with the SEC and previously delivered to the Bank. If such declaration has not been obtained by the Borrower on or before September 30, 1995, the Borrower shall, on or before that date, deliver to the Bank (i) a security agreement, duly executed by SATC, in the form of the Security Agreements, (ii) such UCC-1 Financing Statements and other documents as the Bank may require to perfect the security interest granted thereunder, and (iii) a guaranty duly executed by SATC, in the form of Exhibit D; provided, however, that such security agreement and guaranty, and the security interest in SATC's stock granted pursuant to the Borrower's Security Agreement, shall be released by the Bank concurrent with any distribution of at least 80% of the stock of SATC to the Borrower's shareholders.

     Section 4.5 Financial Condition. The Borrower has heretofore furnished to the Bank its audited financial statements as of and for the year ended December 31, 1994, and its unaudited interim financial statements as of and for the year-to-date period ended April 30, 1995. The Borrower has also furnished to the Bank the audited financial statements of the Target Company as of and for the year ended December 31, 1994, and the Target Company's unaudited interim financial statements as of and for the year-to-date period ended April 30, 1995. Those financial statements fairly present the financial condition of the Borrower and the Target Company on the dates thereof and the results of its operations and cash flows for the periods then ended, and were prepared in accordance with GAAP. The Borrower has also furnished to the Bank a pro forma balance sheet of the Borrower and the Target Company after consummation of the Acquisition which fairly presents the projected financial condition of the Borrower and its Subsidiaries after the Acquisition.

     Section 4.6 Adverse Change. There has been no material adverse change in the business, properties or condition
(financial or otherwise) of the Borrower or its Subsidiaries since the date of the latest financial statement referred to in
Section 4.5.

     Section 4.7  Litigation.  Except as set forth in
Schedule 4.7, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or the properties of the Borrower or any Subsidiary before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower or any Subsidiary, would have a material adverse effect on the financial condition, properties, or operations of the Borrower or any Subsidiary.

     Section 4.8. Hazardous Substances. To the best of the Borrower's knowledge after reasonable inquiry, neither the Borrower, any Subsidiary nor any other Person has ever caused or permitted any Hazardous Substance to be disposed of in any manner which might result in any material liability to the Borrower or any Subsidiary on, under or at any real property which is or was operated by the Borrower or any Subsidiary or in which the Borrower or any Subsidiary has any interest; and no such real property has ever been used (either by the Borrower or by any other Person) as a dump site or permanent or temporary storage site for any Hazardous Substance.

     Section 4.9 Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Term Advances will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     Section 4.10 Taxes. The Borrower and each Subsidiary has paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by it.
The Borrower and each Subsidiary has filed all federal, state and local tax returns which to the knowledge of the officers of the Borrower are required to be filed, and the Borrower and each Subsidiary has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due, except any tax or assessment whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     Section 4.11 Capitalization. Schedule 4.11 constitutes a correct and complete list of all authorized stock of the Borrower, including the amount thereof that is issued and outstanding and the class thereof.

     Section 4.12 Real Estate. Schedule 4.12 constitutes a correct and complete list of all interests (including but not limited to all fee simple and leasehold interests) of the Borrower, the Target Company and its Subsidiaries in any real property or fixtures, wherever located, including complete legal descriptions of all such real property. The Borrower has delivered to the Bank correct and complete copies of all leases or other documents giving rise to any leasehold or similar interest of the Borrower, the Target Company and the Subsidiaries in any real property.

     Section 4.13 Titles and Liens. The Borrower or one of its Subsidiaries has good title to each of the properties and assets reflected in the latest balance sheet referred to in Section 4.5 (other than any sold, as permitted by Section 6.6), free and clear of all mortgages, security interests, liens and encumbrances, except for mortgages, security interests and liens permitted by Section 6.1 and covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the business or operations of the Borrower or such Subsidiary as presently conducted. No financing statement naming the Borrower or any Subsidiary as debtor is on file in any office except to perfect only security interests permitted by Section 6.1.

     Section 4.14 Licenses. Schedule 4.14 constitutes a correct and complete list of all Licenses and the expiration dates thereof. The Borrower has heretofore furnished the Bank with correct and complete copies of all Licenses listed in Schedule
4.14.  Each License is in full force and effect.

     Section 4.15  Material Agreements.  Schedule 4.15
constitutes a correct and complete list of all Material
Agreements and the expiration dates thereof. The Borrower has heretofore furnished the Bank with correct and complete copies of all Material Agreements listed in Schedule 4.15. Each Material
Agreement is in full force and effect.

     Section 4.16. ERISA. No Plan established or maintained by the Borrower or any ERISA Affiliate or any ERISA Affiliate that is subject to Part 3 of Subtitle B of Title I of ERISA had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA) in excess of $1,000,000 as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof, and no liability to the Pension Benefit Guaranty Corporation or the Internal Revenue Service in excess of such amount has been, or is expected by the Borrower or any ERISA Affiliate to be, incurred with respect to any Plan of the Borrower or any ERISA Affiliate. The Borrower has no contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.


     Section 4.17. Representations with respect to Target Company. Notwithstanding anything to the contrary in this
Article 4, all representations and warranties made in this
Article 4 regarding the Target Company are made to the best of the Borrower's knowledge in reliance upon representations and warranties made in connection with the Borrower's purchase of the Target Company. Nonetheless, to the extent that any representation or warranty made in this Article 4 regarding the Target Company proves to have been incorrect or misleading in any material respect when made, an Event of Default shall be deemed to have occurred under Section 7.1(d) whether or not the Borrower had or should have had knowledge of the incorrect or misleading nature of such warranty or representation.

                            ARTICLE 5
              Affirmative Covenants of the Borrower

          So long as the Note shall remain unpaid, the Borrower will comply with the following requirements, unless the Bank shall otherwise consent in writing:

     Section 5.1 Financial Statements. The Borrower will deliver to the Bank:

          (a) As soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the annual audit report of the Borrower prepared on a consolidated basis with the unqualified opinion of independent certified public accountants selected by the Borrower and acceptable to the Bank, which annual report shall include the consolidated and consolidating balance sheet of the Borrower as at the end of such fiscal year and the related consolidated and consolidating statements of income, shareholders' equity and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, all in reasonable detail and all prepared in accordance with GAAP applied on a basis consistent with the accounting practices applied in the annual financial statements referred to in Section 4.5, together with (A) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default hereunder and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Sections 5.9, 5.10, 5.11 and 6.11; (B) a copy of such accountants' management letter issued to the Borrower for such year; and
     (C) a certificate of the president or chief financial officer of the Borrower stating that such financial statements have been prepared in accordance with GAAP applied on a basis consistent with the accounting practices reflected in the annual financial statements referred to in
     Section 4.5 and whether or not he has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto.

          (b) As soon as available and in any event within 45 days after the end of each month, the consolidated and consolidating balance sheet of the Borrower as at the end of such month and related consolidated and consolidating statements of income, shareholders' equity and cash flows of the Borrower and its Subsidiaries for such month and for the year to date, in reasonable detail and stating in comparative form the figures for the corresponding date and period in the previous year, all prepared in accordance with GAAP applied on a basis consistent with the accounting practices reflected in the annual financial statements referred to in Section 4.5, and subject to year-end audit adjustments; and accompanied by a certificate of the president or chief financial officer of the Borrower stating
     (i) that such financial statements have been prepared in accordance with GAAP applied on a basis consistent with the accounting practices reflected in the annual financial statements referred to in Section 4.5, and (ii) whether or not he has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and with respect to the financial statements delivered for any month that is the last month of a fiscal quarter of the Borrower, accompanied by a Compliance Certificate and a Borrowing Certificate each signed by the president or the chief financial officer of the Borrower.

          (c) Not less than 45 days prior to the end of each fiscal year of the Borrower, projections for the Borrower's and its Subsidiaries' financial performance during the following fiscal year, including projections of income, cash flows and balance sheets, all presented on a quarter-by-quarter basis in such detail as the Bank may request and certified by the president or chief financial officer of the Borrower as being identical to the projections used by the Borrower for internal planning purposes.

          (d) Within 45 days after the end of each fiscal quarter of the Borrower, a cost-of-sales analysis and accounts payable aging showing the top 20 account vendors with respect to that quarter, including both a consolidated analysis and separate figures for each material business segment or product line, as the case may be, for each location in which the Borrower and its Subsidiaries operates.

          (e) Within 120 days after the end of each calendar year, so long as the Guaranty is in effect, the personal financial statements of the Guarantor as at the end of such year, in such detail as the Bank may reasonably request.

          (f) Within 30 days after filing thereof, so long as the Guaranty is in effect, copies of all state and federal personal income tax returns filed by the Guarantor, including all schedules and attachments thereto.

          (g) Promptly upon their distribution, copies of all financial statements, reports and proxy statements which the Borrower shall have sent to its shareholders.

          (h) Promptly after the sending or filing thereof, copies of all regular and periodic financial reports which the Borrower shall file with the SEC or any national securities exchange.

          (i) Promptly upon becoming available, copies of any reports or applications filed by the Borrower or any Subsidiary with the FCC or any other federal, state or local governmental body, and copies of any material notices and other communications from any such governmental body that specifically relate to the Borrower or any License.

          (j) Immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower or any Subsidiary of the type described in Section 4.7 or which seek a monetary recovery against the Borrower or any Subsidiary in excess of $250,000.

          (k) As promptly as practicable (but in any event not later than five business days) after an officer of the Borrower obtains knowledge of the occurrence of any Default or Event of Default, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower of the steps being taken by the Borrower to cure the effect of such event.

          (l) Promptly upon becoming aware of any Reportable Event or any prohibited transaction (as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA) in connection with any Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Borrower has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the Department of Labor with respect thereto.

          (m) Promptly upon their receipt, copies of (a) all notices received by the Borrower or any ERISA Affiliate of the Pension Benefit Guaranty Corporation's intent to terminate any Plan or to have a trustee appointed to administer any Plan, (b) the annual report (Form 5500 Series), including any supporting schedules, filed by the Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to any Plan, and (c) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA.

          (n) Such other information respecting the financial condition and results of operations of the Borrower and its Subsidiaries as the Bank may from time to time reasonably request.

     Section 5.2 Books and Records; Inspection and Examination. The Borrower will keep, and will cause each Subsidiary to keep, accurate books of record and account for itself in which true and complete entries will be made in accordance with GAAP and, upon request of the Bank, will give any representative of the Bank access to, and permit such representative to examine, copy or make extracts from, any and all books, records and documents in its possession, to inspect any of its properties and to discuss its affairs, finances and accounts with any of its principal officers, all at such times during normal business hours and as often as the Bank may reasonably request.

     Section 5.3 Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with the requirements of applicable laws and regulations, the noncompliance with which would materially and adversely affect its business or the financial condition of the Borrower and its Subsidiaries.

     Section 5.4 Payment of Taxes and Other Claims. The Borrower will pay or discharge, and will cause each Subsidiary to pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of the Borrower or any Subsidiary; provided, that the Borrower or such Subsidiary shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     Section 5.5 Maintenance of Properties. The Borrower will keep and maintain, and will cause each Subsidiary to keep and maintain, all of its properties necessary or useful in its business in good condition, repair and working order, ordinary wear and tear excepted; provided, however, that nothing in this Section shall prevent the

Borrower or such Subsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Borrower or such Subsidiary, desirable in the conduct of its business and not disadvantageous in any material respect to the Bank as holder of the Note.

     Section 5.6 Insurance. The Borrower will, and will cause each Subsidiary to, obtain and maintain insurance with insurers believed by the Borrower to be responsible and reputable, in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

     Section 5.7 Preservation of Existence. The Borrower will, and will cause each Subsidiary to, preserve and maintain its existence and all of its Licenses, rights, privileges and franchises; provided, however, that neither the Borrower nor any Subsidiary shall be required to preserve any of its Licenses, rights, privileges and franchises if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary and that the loss thereof is not disadvantageous in any material respect to the Bank as a holder of the Note.

     Section 5.8 Deposit Accounts. The Borrower [and its Subsidiaries] shall maintain all of its deposit accounts of any type (whether for working capital or other purposes, and whether held jointly or individually), excluding the Borrower's and Subsidiaries' payroll accounts, with the Bank or another depository institution acceptable to the Bank.

     Section 5.9 Senior Leverage Ratio. The Borrower will at all times maintain its Senior Leverage Ratio, determined as at the end of each fiscal quarter of the Borrower designated below, at not more than the amount set forth below opposite such quarter-end:

     Quarters Ending                              Ratio
     ---------------                              -----
     On or before September 30, 1996              2.50 to 1
     October 1, 1996 through June 30, 1997        2.25 to 1
     July 1, 1997 through June 30, 1998           1.75 to 1
     July 1, 1998 through June 30, 1999           1.25 to 1
     July 1, 1999 and thereafter                  0.75 to 1

     Section 5.10 Senior Debt Service Ratio. The Borrower will at all times maintain its Senior Debt Service Ratio, determined at the end of each fiscal quarter of the Borrower, at not less than 2.0 to 1 through June 30, 1996 and at not less than 1.75 to 1 thereafter.

     Section 5.11 Operating Cash Flow. The Borrower shall maintain its Operating Cash Flow for each period of four fiscal quarters, determined as of the end of each fiscal quarter, in an amount not less than the greater of (i) $2,818,141 or (ii) 85% of its Operating Cash Flow during the period of four fiscal quarters ending one year prior to the date of determination.

     Section 5.12 Key Person Life Insurance. The Borrower shall maintain insurance upon the life of the Guarantor with the death benefit thereunder in an amount not less than $2,000,000 (the "Life Insurance Policy"). The right to receive 50% of the proceeds of the Life Insurance Policy shall be assigned to the Bank by the Life Insurance Assignment. The Borrower shall retain at all times the right to receive the remaining 50% of the proceeds.

          Section 5.13 Material Agreements. Within 120 days of the Closing Date, the Borrower or its Subsidiaries shall enter into an agreement with NTS Communications, Inc. ("NTS"), or with another similar long distance wholesaler, to provide switched terminating services on terms at least as favorable as the existing Telecommunications Agreement between Long Distance Network, Inc. and NTS, or into such other arrangements acceptable to the Bank in its reasonable discretion.

                            ARTICLE 6
                       Negative Covenants

          So long as the Note shall remain unpaid, the Borrower agrees that, without the prior written consent of the Bank:

     Section 6.1 Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance of any nature on any of its assets, now owned or hereafter acquired, or assign or otherwise convey any right to receive income or give its consent to the subordination of any right or claim of the Borrower or any Subsidiary to any right or claim of any other Person; excluding, however, from the operation of the foregoing:

          (a)  Liens for taxes or assessments or other
     governmental charges to the extent not required to be paid by Section 5.4.

          (b) Materialmen's, merchants', carriers' worker's, repairer's, or other like liens arising in the ordinary course of business to the extent not required to be paid by
     Section 5.4.

          (c) Pledges or deposits to secure obligations under worker's compensation laws, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business.

          (d) Zoning restrictions, easements, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such property in the operation of the business of the Borrower or any Subsidiary or the value of such property for the purpose of such business.

          (e) Purchase money mortgages, liens, or security interests (which term for purposes of this subsection shall include conditional sale agreements or other title retention agreements and leases in the nature of title retention agreements) upon or in property acquired after the date hereof, or mortgages, liens or security interests existing in such property at the time of acquisition thereof, provided that:

          (i) no such mortgage, lien or security interest extends or shall extend to or cover any property of the Borrower or any Subsidiary other than the property then being acquired and fixed improvements then or thereafter erected thereon;

          (ii) the aggregate principal amount of all Debt of the Borrower and its Subsidiaries secured by all mortgages, liens or security interests described in this subsection shall not exceed $750,000 at any one time outstanding (but not including Debt in connection with the purchase of switch hardware or software permitted under Section 6.11); and

         (iii) the aggregate principal amount of Debt secured by mortgages, liens and security interests described in this subsection 6.1(e) at the time of acquisition of the property subject thereto shall not exceed 100% of the cost of such property or of the then fair market value of such property as determined by the Board of Directors of the Borrower, whichever shall be less, and the aggregate amount of payments made thereunder in any period of 12 consecutive months will not result in a violation of the restriction contained in Section 6.11.

          (f) Mortgages, liens, pledges and security interests on any property of the Borrower and its Subsidiaries (other than those described in subsection 6.1(e)) securing any indebtedness for borrowed money in existence on the date hereof and listed in Schedule 6.1 hereto.

          (g) The security interests granted to the Bank under the Security Agreements.

          (h) Liens arising out of a judgment against the Borrower or any Subsidiary for the payment of money not exceeding $100,000 with respect to which an appeal is being prosecuted and a stay of execution pending such appeal has been secured.

          (i) Liens securing the Subordinated Notes, so long as such liens are junior in priority to the security interests granted to the Bank.

     Section 6.2 Indebtedness. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

          (a)  Indebtedness to the Bank.

          (b) Indebtedness of the Borrower or any Subsidiary in existence on the date hereof and listed in Schedule 6.2 hereto, but not including any extensions or renewals thereof, except for extensions or renewals of existing indebtedness owed to officers, shareholders or directors in an aggregate amount of $301,438, so long as no such extension or renewal has the effect of making the final maturity of the indebtedness so renewed or extended later than December 31, 1995.

          (c)  Subordinated Debt, or renewals thereof.

          (d) Indebtedness of a Subsidiary to the Borrower or any Subsidiary or of the Borrower to a Subsidiary on account of borrowings.

          (e) Purchase money indebtedness of the Borrower or any Subsidiary secured by liens permitted by subsection 6.1(e).

          (f) Indebtedness incurred in connection with a purchase of switch hardware or software approved by the Bank pursuant to Section 6.11 hereof.

          (g)  The Preferred Stock.

     Section 6.3 Guaranties. The Borrower will not, and will not permit any Subsidiary to, assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

          (a) The endorsement of negotiable instruments by the Borrower or any Subsidiary for deposit or collection or similar transactions in the ordinary course of business.

          (b) Guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons in existence on the date hereof and listed in
     Schedule 6.3 hereto.

          (c) Guaranties of permitted indebtedness of the Borrower or any Subsidiary.

     Section 6.4 Investments. The Borrower will not, and will not permit any Subsidiary to, purchase or hold beneficially any stock or other securities or evidence of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, except:

          (a) investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-1" or "A-2" by Standard & Poors Corporation or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000;

          (b) loans to officers and employees of the Borrower not exceeding at any one time an aggregate of $25,000;

          (c) indebtedness of employees and officers of the Borrower (excluding indebtedness described in paragraph 6.4(b)) arising from the exercise by such employees and officers of options to purchase stock of the Borrower directly from the Borrower, provided that neither the Borrower nor any Subsidiary shall have made any cash advance in connection with such indebtedness (except to the extent that such advance is immediately returned to the Borrower in payment for the exercise of such options);

          (d) travel advances to officers and employees of the Borrower in the ordinary course of business;

          (e) advances in the form of progress payments, advances against commissions, prepaid rent or security deposits; and

          (f) investment in the stock of the Target Company or any existing investment by the Borrower or any other
     Subsidiary in the stock of any Subsidiary.

     Section 6.5 Distributions. The Borrower will not declare or pay any dividend on any class of its capital stock, or make any payment on account of the purchase, redemption or other retirement of any shares of such stock, or make any distribution in respect thereof, either directly or indirectly; other than (i) the distribution of stock of SATC as described in Section 4.4 hereof, on terms approved by the Bank; and (ii) distribution of stock to preferred stockholders pursuant to the agreements governing the Preferred Stock or otherwise on terms satisfactory to the Bank.

     Section 6.6 Sale of Assets. The Borrower will not, and will not permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of all or a substantial part of its assets (whether in one transaction or in a series of transactions) to any other Person other than in the ordinary course of business (but not including the sale of SATC stock or assets).

     Section 6.7 Consolidation and Merger. The Borrower will not, and will not permit any Subsidiary to, consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the assets of any other Person; provided, however, that the restrictions contained in this Section shall not apply to or prevent the consolidation or merger of a Subsidiary with, or a conveyance or transfer of its assets to, the Borrower (if the Borrower shall be the continuing or surviving corporation) or any other then existing wholly owned Subsidiary of the Borrower.

     Section 6.8  Transactions with Affiliates.

          (a) The Borrower may not pay management, consulting, overhead, home office or any other fees or expenses of any kind to any Affiliate (but not including ordinary compensation, travel advances and other benefits paid to the Senior Officers and directors of the Borrower in the ordinary course), unless the right to receive such fees or expenses is approved in advance by the Bank and is fully subordinated to payment of the Note on the terms acceptable to the Bank.

          (b) The Borrower shall not make any loan or capital contribution to, or any other investment in, any Affiliate, or make any distribution or other cash transfer of any kind to, any Affiliate, but not including loans to officers permitted under Section 6.4. The Borrower shall not engage in any other transaction (including but not limited to sales of goods and services) with any Affiliate, except as permitted by this Section 6.8.

          (c) Nothing in this Section 6.8 shall limit the Borrower's right to grant options for the purchase of its stock to its officers, directors and employees.

     Section 6.9 Sale and Leaseback. The Borrower will not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

     Section 6.10 Subordinated Debt. The Borrower, and will not permit any Subsidiary to, (i) make any payment of, or acquire, any Subordinated Debt except as expressly permitted by the Seller Subordination Agreement; (ii) give security for all or any part of such Subordinated Debt except as permitted by Section 6.1(i);
(iii) amend or cancel the subordination provisions of such Subordinated Debt; (iv) take or omit to take any action whereby the subordination of such Subordinated Debt or any part thereof to the Note might be terminated, impaired or adversely affected; or (v) omit to give the Bank prompt written notice of any default under any agreement or instrument relating to such Subordinated Debt by reason whereof such Subordinated Debt might become or be declared to be immediately due and payable.

     Section 6.11 Capital Expenditures. The Borrower will not, and will not permit any Subsidiary to, make any Capital Expenditure (including payments under capitalized leases) if, after giving effect to such expenditure, the aggregate amount of Capital Expenditures made by the Borrower and the Subsidiaries combined will exceed

$275,000 in any period of 12 consecutive months; provided, however, that the restriction contained in this Section is subject to the further limitations imposed by Section 6.1(e) if any asset is acquired under a purchase money mortgage, lien or security interest referred to in that Section; and, provided further that such restriction shall not apply to any purchase or lease of switch hardware or software on terms and conditions and in an amount approved in advance by the Bank. Such approval shall not be unreasonably withheld, but the Bank may impose such terms and conditions on its approval (including but not limited to the imposition of fees and amendments to the terms of this Agreement) as the Bank may in its sole discretion require.

     Section 6.12 Rental Payments. The Borrower will not, and will not permit any Subsidiary to, become or be a party as lessee to any lease (excluding capitalized leases) with respect to real or personal property if, after giving effect to such lease, the aggregate amount of rent for any period of 12 consecutive months payable by the Borrower and the Subsidiaries combined with respect to all such leases (after deducting the aggregate amount of rent receivable by the Borrower under any sublease of any such lease to any Person) will exceed $500,000. For purposes of this Section, "rent", with respect to any lease or sublease and for any period, means the aggregate minimum amount payable by the lessee or sublessee to the lessor or sublessor for such period.

     Section 6.13 Hazardous Substances. The Borrower will not, and will permit any Subsidiary to, cause or permit any Hazardous Substance to be disposed of, in any manner which might result in any material liability to the Borrower, on, under or at any real property which is operated by the Borrower or in which the Borrower has any interest.

     Section 6.14 Restrictions on Nature of Business; Change in Management. The Borrower will not, and will not permit any Subsidiary to engage in any line of business materially different from that presently engaged in by the Borrower or such subsidiary. The Borrower will not make any material change in its management.

                            ARTICLE 7
             Events of Default, Rights and Remedies

     Section 7.1  Events of Default.  "Event of Default",
wherever used herein, means any one of the following events:

          (a) Default in the payment of any principal of or interest on the Note when it becomes due and payable, including without limitation any mandatory prepayments under
     Section 2.9 hereof.

          (b) Default in the performance, or breach, of any covenant or agreement on the part of the Borrower contained in Section 5.9, 5.10, 5.11, or 6.11 hereof.

          (c) Default in the performance, or breach, of any covenant or agreement of the Borrower in this Agreement (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), or of the Borrower or any Subsidiary under any Security Agreement, the Pledge Agreement, the Subsidiaries Guaranties or any other security agreement, mortgage, deed of trust, assignment or other instrument or agreement directly or indirectly securing any obligations of the Borrower hereunder or under any Note or any guaranty of such obligations, and the continuance of such default or breach for a period of 30 days after the Bank has given notice to the Borrower specifying such default or breach and requiring it to be remedied.

          (d) Any representation or warranty made by the Borrower in this Agreement or by the Borrower, any Subsidiary or the Guarantor (or any of the officers of the Borrower or any Subsidiary) in any agreement, certificate, instrument, or statement contemplated by or made or delivered pursuant to or in connection with this Agreement, shall prove to have been incorrect or misleading in any material respect when made.

          (e) A default under any bond, debenture, note or other evidence of indebtedness with respect to any indebtedness of the Borrower (other than to the Bank) or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture or other instrument; provided, however, that if such default shall be cured by the Borrower, or waived by the holders of such indebtedness, in each case as may be permitted by such evidence of indebtedness, indenture or other instrument, then the Event of Default hereunder by reason of such default shall be deemed likewise to have been thereupon cured or waived.

          (f) The Guarantor or any Subsidiary shall repudiate, purport to revoke or fail to perform any of his obligations under his or its Guaranty.

          (g) The Life Insurance Policy shall be terminated, by the Borrower or otherwise; or the Life Insurance Policy shall be scheduled to terminate within 30 days and the Borrower shall not have delivered a satisfactory renewal thereof to the Bank; or the Borrower shall fail to pay any premium on the Life Insurance

     Policy when due; or the Borrower shall take any other action that impairs the value of the Life Insurance Policy.

          (h) Default in the payment of any amount owed by the Borrower to the Bank other than hereunder or under the Note, after notice of such default by the Bank the Borrower and failure to cure such default within five days of such notice.

          (i)  The Borrower or any Subsidiary shall be
     adjudicated a bankrupt or insolvent, or admit in writing its or his inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or the Borrower or any Subsidiary shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its or his property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower or any Subsidiary and such appointment shall continue undischarged for a period of 30 days; or the Borrower or any Subsidiary shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower or any Subsidiary; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower or any Subsidiary and such judgment, writ, or similar process shall not be released, vacated or fully bonded within 30 days after its issue or levy.

          (j) A petition shall be filed by or against the Borrower or any Subsidiary under the United States Bankruptcy Code naming the Borrower or any Subsidiary as debtor; provided, however, in the case of an involuntary petition, no Event of Default shall occur hereunder unless and until the earlier of (i) 30 days following the filing of such petition without the petition having been dismissed, so long as the Person against whom the petition shall have been filed shall in good faith contest such petition and shall diligently proceed to obtain dismissal thereof or (ii) entry of an order by the bankruptcy court granting relief in the case or consent by such Person to entry of such an order.

          (k) Any law, regulation or order of any federal, state or local governmental body or agency or any court shall be modified, issued, vacated or rescinded, and the Bank shall determine in good faith that such modification, issuance, vacation or rescission will have a material adverse effect on the Borrower and its Subsidiaries or the position of the Borrower and its Subsidiaries in its marketplace.

          (l) Any License or Material Agreement shall terminate (without renewal or replacement by a comparable agreement) or be suspended or revoked, and the Bank shall determine in good faith that such termination, suspension or revocation shall (either alone or in conjunction with one or more other such terminations, suspensions and revocations of Licenses or Material Agreements) have a material adverse impact upon the Borrower or any Subsidiary.

          (m) The Borrower shall make any payment prohibited by any subordination agreement in favor of the Bank.

          (n) The rendering against the Borrower or any subsidiary of a final judgment, decree or order for the payment of money in excess of $100,000 and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution.

          (o) A writ of attachment, garnishment, levy or similar process shall be issued against or served upon the Bank with respect to (i) any property of the Borrower or any Subsidiary or the Guarantor in the possession of the Bank, or (ii) any indebtedness of the Bank to the Borrower or any Subsidiary.

          (p) Any Plan shall have been terminated (other than termination of the Target Company's 401(k) Plan), or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan, or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan, or withdrawal liability shall have been asserted against the Borrower or any ERISA Affiliate by a Multiemployer Plan; or the Borrower or any ERISA Affiliate shall have incurred liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or Plan participants in excess of $1,000,000 with respect to any Plan; or any Reportable Event that the Bank may determine in good faith might constitute grounds for the termination of any Plan, for the appointment by the appropriate United States District Court of a trustee to administer any Plan or for the imposition of withdrawal liability with respect to a Multiemployer Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrower by the Bank.

          (q) The Borrower shall fail to have sold or otherwise disposed of at least 80% of the stock of SATC on or before December 31, 1995.

     Section 7.2 Rights and Remedies. Upon the occurrence and during the continuation of an Event of Default or at any time thereafter, the Bank may exercise any or all of the following rights and remedies:

          (a) The Bank may, by notice to the Borrower, declare the entire unpaid principal amount of the Note, all interest accrued and unpaid thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

          (b) The Bank may, by notice to the Borrower, declare its commitment to make additional Term Advances to be terminated, whereupon the same shall forthwith terminate.

          (c) The Bank may, without notice to the Borrower and without further action, apply any and all money owing by the Bank to the Borrower to the payment of the Note, including interest accrued thereon, and of all other sums then owing by the Borrower hereunder.

          (d) The Bank may exercise and enforce its rights and remedies under the other Loan Documents, the Guaranty and the Pledge Agreement.

          (e) The Bank may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 7.1(j) or 7.1(o) hereof, the entire unpaid principal amount of the Note, all interest accrued and unpaid thereon, and all other amounts payable under this Agreement shall be immediately due and payable without presentment, demand, protest or notice of any kind.

                            ARTICLE 8
                          Miscellaneous

     Section 8.1 No Waiver; Cumulative Remedies. No failure or delay on the part of the Bank in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall the Bank's acceptance of payments while any Default or Event of Default is outstanding operate as a waiver of such Default or Event of Default, or any right, power or remedy under the Loan Documents; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

     Section 8.2 Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Bank and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances (unless otherwise required).

     Section 8.3 Notice. Except as otherwise expressly provided herein, all notices and other communications hereunder shall be in writing and shall be (i) personally delivered, (ii) sent by registered mail, postage prepaid, or (iii) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth below and, if telecopied, transmitted to that party at its telecopier number set forth below:

          If to the Borrower:

          SA Holdings, Inc.
          1912 Avenue K
          Suite 100
          Plano, Texas  75074-5959
          Attention:  Chief Executive Officer
          Telecopier: (214) 881-0656

          If to the Bank:

          Norwest Bank Minnesota, National Association
          Sixth Street and Marquette Avenue
          Minneapolis, Minnesota 55479-0058
          Attention: Communications Division
          Telecopier (612) 667-0505

or, as to each party, at such other address or telecopier number as may hereafter be designated in a notice by that party to the other party complying with the terms of this Section. All such notices or other communications shall be deemed to have been given on (i) the date received if delivered personally, (ii) the date of posting if delivered by mail, or (iii) the date of transmission if delivered by telecopy, except that notices or requests to the Bank pursuant to any of the provisions of Article 2 shall not be effective until received by the Bank.

     Section 8.4.  Participations.  The Bank may grant
participations in or assign any portion or all of the Note to any institutional investor without the consent of the

Borrower, provided, however, that the Bank shall give notice to the Borrower of any such participation or assignment. The
Borrower shall assist the Bank in granting any such participations and making any such assignments.

     Section 8.5. Disclosure of Information. The Borrower authorizes the Bank to disclose to any participant or assignee (each, a "Transferee") and any prospective Transferee any and all financial and other information in the Bank's possession concerning the Borrower which has been delivered to the Bank by the Borrower pursuant to this Agreement or which has been delivered to the Bank by the Borrower in connection with the Bank's credit evaluation of the Borrower before entering into this Agreement.

     Section 8.6 Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses incurred by the Bank in connection with the negotiation, preparation, execution, administration, amendment, performance or enforcement of the Loan Documents and the other instruments and documents to be delivered hereunder and thereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto, whether paid to outside counsel or allocated to the Bank by in-house counsel. The Borrower also agrees to pay and reimburse the Bank for all of its out-of-pocket and allocated costs incurred in connection with (i) each audit or examination conducted by the Bank, its employees or agents, including but not limited to the pre-closing collateral audit referenced in
Section 3.1(z) and (ii) annual monitoring visits by Bank personnel, which audits, examinations and monitoring visits shall be for the sole benefit of the Bank; provided, however, that so long as no Default or Event of Default has occurred and is continuing, the Borrower shall pay for no more than four audits during any calendar year.

     Section 8.7. Indemnification by Borrower. The Borrower hereby agrees to indemnify the Bank and each officer, director, employee and agent thereof (herein individually each called an "Indemnitee" and collectively called the "Indemnitees") from and against any and all losses, claims, damages, reasonable expenses (including, without limitation, reasonable attorneys' fees) and liabilities (all of the foregoing being herein called the "Indemnified Liabilities") incurred by an Indemnitee in connection with any litigation in which it is alleged that any Environmental Law has been breached with respect to any activity or property of the Borrower, except for any portion of such losses, claims, damages, expenses or liabilities incurred solely as a result of the gross negligence or willful misconduct of the applicable Indemnitee. If and to the extent that the foregoing indemnity may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All obligations provided for in this Section shall survive any termination of this Agreement.

     Section 8.8 Execution in Counterparts. This Agreement and the Security Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Agreement or the Security Agreement, as the case may be, taken together, shall constitute but one and the same instrument.

     Section 8.9 Binding Effect, Assignment. The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the prior written consent of the Bank.

     Section 8.10 Governing Law; Jurisdiction; Venue. The Loan Documents shall be governed by, and construed in accordance with, the substantive laws (other than conflicts laws) of the State of Minnesota. Each party consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Agreement or any other Loan Document, waives any argument that venue in any such forum is not convenient, and agrees that any litigation initiated by any of them in connection with this Agreement or any other Loan Document shall be venued in either the District Court of Hennepin County, Minnesota, or the United States District Court, District of Minnesota, Fourth Division.

     Section 8.11. WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     Section 8.12 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

     Section 8.13 Prior Agreements. This Agreement and the other Loan Documents and related documents described herein restate and supersede in their entirety any and all prior agreements and understandings, oral or written, between the Bank and the Borrower.

     Section 8.14 Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                    [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


SA HOLDINGS, INC.                  NORWEST BANK MINNESOTA,
                                   NATIONAL ASSOCIATION



By:__________________________      By:___________________________
    Jack W. Matz, Jr.                  Jeffrey P. Jacobsen
    Its Chief Executive Officer        Its Vice President

                     EXHIBITS AND SCHEDULES

Exhibit A                     Note

Exhibit B                     Guaranty

Exhibit C                     Security Agreement

Exhibit D                     Subsidiary Guaranty

Exhibit E                     Form of Assignment of Deposit
                              Account

Exhibit F                     Opinion of Counsel to Borrower and
                              Guarantor

Exhibit G                     Borrowing Certificate

Exhibit H                     Compliance Certificate


               __________________________________


Schedule 4.4                  Subsidiaries

Schedule 4.7                  Litigation

Schedule 4.11                 Capitalization

Schedule 4.12                 Real Property

Schedule 4.14                 Licenses

Schedule 4.15                 Material Agreements

Schedule 6.1                  Permitted Liens

Schedule 6.2                  Permitted Indebtedness

Schedule 6.3                  Permitted Guaranties

                                                     EXHIBIT A TO
                                            TERM CREDIT AGREEMENT

                            TERM NOTE

$10,000,000                                Minneapolis, Minnesota
                                                    July 31, 1995

     For value received, SA Holdings, Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of Norwest Bank Minnesota, National Association, a national banking association (the "Bank"), at its main office in Minneapolis, Minnesota, or at such other place as the holder hereof may hereafter from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Ten Million Dollars ($10,000,000) or, if less, the aggregate principal amount of Term Advances which may be made by the Bank to the Borrower under the Term Credit Agreement of even date herewith between the Borrower and the Bank (the "Credit Agreement"), and to pay interest on the principal balance of this Note outstanding from time to time at the rate or rates and otherwise as determined pursuant to the Credit Agreement; provided, however, that if collection of interest at such rate or rates would be contrary to applicable law, interest shall be paid at the maximum rate of interest which, under applicable law, may then be changed on this Note.

     All interest accruing on the principal balance of this Note shall be due and payable on the last day of each calendar quarter, commencing on September 30, 1995, and at maturity or earlier prepayment in full.

     The principal balance of this Note shall be due and payable in quarterly installments due and payable on the last day of each March, June, September and December commencing December 31, 1996. The amount of each quarterly installment shall be the amount as set forth in the Credit Agreement. All outstanding principal and accrued interest will be due and payable in full on June 30, 2000.

     This Note is issued pursuant to, and is subject to, the Credit Agreement, which provides (among other things) for the acceleration of the maturity hereof upon the occurrence of an Event of Default (as defined therein) and for the voluntary and mandatory prepayment hereof.

     The Borrower shall pay all costs of collection, including reasonable attorneys' fees and legal expenses, if this Note is not paid when due, whether or not legal proceedings are commenced.

     This Note shall be governed by the internal laws (other than conflict laws) of the State of Minnesota. It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Note. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents (as defined int he Credit Agreement), or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note, or if Bank's exercise of the option to accelerate the maturity of this Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by law, then it is the express intent of Borrower and Bank that all excess amounts theretofore collected by Bank be credited on the principal balance of this Note (or, if this Note and all other indebtedness arising under or pursuant to the other Loan Documents have been paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder.

     Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                           SA HOLDINGS, INC.


                           By ___________________________________
                              Jack W. Matz, Jr.
                              Its Chief Executive Officer

                                                     EXHIBIT B TO
                                            TERM CREDIT AGREEMENT


                            GUARANTY

          This Guaranty is made as of the 31st day of July, 1995, by JACK W. MATZ, JR. (the "Guarantor"), for the benefit of
NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "Bank").

                            Recitals

          A. Pursuant to a Term Credit Agreement (as may hereafter be amended, restated or supplemented from time to time, the "Credit Agreement") of even date herewith by and between SA Holdings, Inc., a Delaware corporation (the "Borrower"), and the Bank, the Bank has agreed to make certain loans to the Borrower upon the fulfillment of the conditions set forth therein.

          B. The loans to be made under the Credit Agreement will be evidenced by the term note of the Borrower of even date herewith, payable to the order of the Bank in the original principal amount of $10,000,000 (as the same may hereafter be renewed, extended, amended, restated or modified from time to time, or any note or notes issued in substitution therefor, the "Note").

          C. As a condition to making loans to the Borrower under the Credit Agreement, the Bank has required the execution and delivery by the Guarantor of the Collateral Pledge Agreement of even date herewith, granting the Bank a security interest in all of the issued and outstanding stock of the Borrower owned by the Guarantor (as the same may hereafter be amended and restated from time to time, the "Pledge Agreement").

          D. As a further condition to making loans to the Borrower under the Credit Agreement, the Bank has required the execution and delivery of this Guaranty.

          E. The Guarantor is a shareholder of the Borrower and accordingly expects to derive substantial economic benefit from the Credit Agreement and the loans and other financial accommodations to be made thereunder.

          ACCORDINGLY, the Guarantor, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agrees as follows:

          1. All terms defined in the Credit Agreement that are not otherwise defined herein shall have the meanings given them in the Credit Agreement.

          2. Subject to the limitations set forth in paragraph 5, the Guarantor hereby absolutely and unconditionally guarantees to the Bank the full and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise, of
(i) the Note, including all interest thereon, and any extensions or renewals thereof and substitutions therefor; and (ii) each and every other sum now or hereafter owing to the Bank under the Credit Agreement (all of said sums being hereinafter called the "Indebtedness").

          3. The Guarantor will pay all costs, expenses and attorneys' fees paid or incurred by the Bank in endeavoring to enforce this Guaranty.

          4. No act or thing need occur to establish the liability of the Guarantor hereunder, and with the exception of full payment, no act or thing (including, but not limited to, a discharge in bankruptcy of the Indebtedness, and/or the running of the statute of limitations) relating to the Indebtedness which but for this provision could act as a release of the liabilities of the Guarantor hereunder, shall in any way exonerate the Guarantor, or affect, impair, reduce or release this Guaranty and the liability of the Guarantor hereunder; and this shall be a continuing, absolute and unconditional guaranty and shall be in force and be binding upon the Guarantor until the Indebtedness is fully paid, except as provided in Section 2.5 of the Credit Agreement.

          5. Notwithstanding the aggregate amount of the Indebtedness which may from time to time be outstanding, the liability of the Guarantor hereunder shall be limited to a principal amount of $500,000, plus accrued interest thereon and all attorneys' fees, collection costs and enforcement expenses paid or incurred by the Bank in connection with this Guaranty. Indebtedness may be created and continued in any amount, whether or not in excess of such principal amount, without affecting or impairing the liability of the Guarantor hereunder, and the Bank may pay (or allow for the payment of) the excess out of any sums received by or available to the Bank on account of the Indebtedness from the Borrower or any other person (except the Guarantor), from its property, out of any collateral security or from any other source, and such payment (or allowance) shall not reduce, affect or impair the liability of the Guarantor hereunder. Any payment made by the Guarantor under this Guaranty shall be effective to reduce or discharge the Guarantor's liability only if accompanied by a written transmittal document, received by the Bank, advising the Bank that such payment is made under this Guaranty for such purpose.

          6. The liability of the Guarantor hereunder shall not be affected or impaired in any way by any of the following acts or things (which the Bank is hereby expressly authorized to do, omit or suffer from time to time without notice to or consent of anyone): (i) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all Indebtedness;
(ii) any extension or renewal of any Indebtedness (whether or not for longer than the original period) or any modification of the interest rate, maturity or other terms of any Indebtedness;
(iii) any waiver or indulgence granted to the Borrower, any delay or lack of diligence in the enforcement of the Note or any other Indebtedness; (iv) any full or partial release of, compromise or settlement with, or agreement not to sue, the Borrower or any other guarantor or other person liable on any Indebtedness;
(v) any release, surrender, cancellation or other discharge of any Indebtedness or the acceptance of any instrument in renewal or substitution for any instrument evidencing Indebtedness;
(vi) any failure to obtain collateral security (including rights of setoff) for any Indebtedness, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security for any of the Indebtedness; (vii) any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any collateral security for any of the Indebtedness;
(viii) any assignment, sale, pledge or other transfer of any of the Indebtedness; or (ix) any manner, order or method of application of any payments or credits on any Indebtedness. The Guarantor waives any and all defenses and discharges available to a surety, guarantor, or accommodation co-obligor, dependent on its character as such.

          7. The Guarantor waives any and all defenses, claims, setoffs and discharges of the Borrower, or any other obligor, pertaining to the Indebtedness, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the Guarantor will not assert against the Bank any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, ultra vires acts, usury, illegality or unenforceability which may be available to the Borrower in respect of the Indebtedness, or any setoff available against the Bank to the Borrower, whether or not on account of a related transaction, and the Guarantor expressly agrees that it shall be and remain liable for any deficiency remaining after foreclosure of any lien or security interest securing any Indebtedness, notwithstanding provisions of applicable law that may prevent the Bank from enforcing such deficiency against the Borrower (subject to the limitation set forth in paragraph 5). The liability of the Guarantor shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting, the Borrower or any of its assets. The Guarantor will not assert against the Bank any claim, defense or setoff available to the Guarantor against the Borrower.

          8.   The Guarantor also hereby waives:
(i) presentment, demand for payment, notice of dishonor or nonpayment, and protest of the Indebtedness; (ii) notice of the acceptance hereof by the Bank and of the creation and existence of all Indebtedness; and (iii) notice of any amendment to or modification of any of the terms and provisions of the Note, the Credit Agreement or any other agreement evidencing or securing any Indebtedness. The Bank shall not be required first to resort for payment of the Indebtedness to the Borrower or other persons or corporations, their properties or estates, or to any collateral, property, liens or other rights or remedies whatsoever.

          9. Notwithstanding any other provision of this Guaranty, the Bank hereby acknowledges and agrees that the indebtedness, liabilities and obligations of the Guarantor under this

Guaranty are indebtedness, liabilities and obligations of the Guarantor only and not a community debt of the Guarantor and his wife, Nancy Louise Matz ("NLM"). The Bank hereby further agrees that the Bank, in pursuing its remedies against the Guarantor under this Guaranty shall have no recourse against any right, title or interest of the Guarantor or NLM in NLM's computer software business (currently operated as Dynamic Energy Systems, Inc.), any successor to such computer software business, or any other commercial activities of NLM alone.

          10. If any payment applied by the Bank to the Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Borrower or any other obligor), the Indebtedness to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Indebtedness as fully as if such application had never been made.

          11. The Guarantor hereby will not recover any sums paid under this Guaranty from, or otherwise be entitled to payment by, the Borrower or its property, until all of the Indebtedness (including interest) and all costs, expenses and attorneys' fees paid or incurred by the Bank have been fully paid.

          12. The Guarantor represents and warrants to the Bank that (i) the Guarantor is a shareholder of the Borrower, and the Guarantor accordingly expects to derive substantial economic benefit from the Credit Agreement and the loans to the Borrower and any other financial accommodations under the Credit Agreement or otherwise to the Borrower; (ii) the execution, delivery and performance of this Guaranty do not and will not violate the provisions of or constitute a default under any presently applicable law or any other agreement presently binding upon the Guarantor; (iii) this Guaranty has been duly executed and delivered by the Guarantor and constitutes his lawful, binding and legally enforceable obligation; and (iv) the Guarantor (A) is not insolvent as of the date hereof, and shall not become insolvent as a result of the execution and delivery of this Guaranty, (B) is not engaged in business or a transaction, or about to engage in business or a transaction, for which his property is an unreasonably small capital, and (C) does not intend to incur, or believe that he will incur, debts that would be beyond his ability to pay as such debts mature.

          13. Subject to the provisions of Section 2.5 of the Credit Agreement relating to the termination of this Guaranty, this Guaranty shall constitute a continuing and irrevocable guaranty, and the Bank may continue, without notice to or consent by the Guarantor, to make loans and extend other credit or financial accommodation to or for the account of the Borrower in reliance upon this Guaranty until written notice of revocation of this Guaranty shall have been received by the Bank from the Guarantor. Any such notice of revocation shall not affect this Guaranty in relation to any Indebtedness then existing or created thereafter pursuant to any previous commitment of the Bank to the Borrower, or any extensions or renewals of any such Indebtedness, and as to all such Indebtedness and extensions or renewals thereof, this Guaranty shall, subject to such provisions of
Section 2.5
of the Credit Agreement, continue effective until the same have been fully paid with interest.

          14. This Guaranty shall be binding upon the heirs, representatives, successors and assigns of the Guarantor, and shall inure to the benefit of the successors and assigns of the Bank.

          15. This Guaranty is secured by the Guarantor's stock of the Borrower, pursuant to the Pledge Agreement of the Guarantor.

          IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the day and year first above written.


                              ______________________________
                              Jack W. Matz, Jr.

                                                     EXHIBIT C TO
                                            TERM CREDIT AGREEMENT



                       SECURITY AGREEMENT

          This Agreement is made as of the ____ day of ________, 1995, by and between __________________, a _________________
corporation (the "Debtor"), and NORWEST BANK MINNESOTA, NATIONAL
ASSOCIATION, a national banking association (the "Secured
Party").

          [The Debtor] [SA Holdings, Inc. (the "Borrower")] and the Secured Party have entered into a Term Credit Agreement of even date herewith (as may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement"), setting forth the terms on which the Secured Party may now or hereafter make certain loans to or other financial accommodations for the [Debtor] [Borrower].

          As a condition to making loans under the Credit
Agreement, the Secured Party has required the execution and delivery of this Agreement by the Debtor.

          ACCORDINGLY, in consideration of the mutual covenants contained in the Credit Agreement and herein, the parties hereby agree as follows:

          1.   Definitions.  All terms defined in the Credit
Agreement that are not otherwise defined herein shall have the meanings given them in the Credit Agreement. In addition, the following terms have the meanings set forth below:

          "Accounts" means each and every account and other right of the Debtor to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property by the Debtor, out of a rendering of services by the Debtor, out of a loan by the Debtor, out of the overpayment of taxes or other liabilities of the Debtor, or otherwise arises under any contract or agreement, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which the Debtor may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any of the property of such account debtor or other obligor, all including but not limited to all present and future debt instruments, chattel papers, accounts, loans and obligations receivable and tax refunds.

          "Collateral" means the Accounts, Inventory, Equipment and General Intangibles, together with all substitutions and replacements for, products and proceeds of, any of the foregoing property, all accessions, all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any of the foregoing, and all warehouse receipts, bills of lading and other documents of title now or hereafter covering any of the foregoing.

          "Equipment" means all equipment of the Debtor, whether now owned or hereafter acquired and wherever located, including but not limited to all present and future machinery, vehicles, receiving and transmitting equipment, furniture, fixtures, manufacturing equipment, farm machinery and equipment, shop equipment, office and recordkeeping equipment, parts and tools.

          "Event of Default" has the meaning specified in Section
     7.

          "Franchise" means (i) to the extent a security interest can be granted therein under applicable law, any authorization, license, permit or franchise presently held by or hereafter granted or assigned to the Debtor by any public or governmental body, any agreement relating thereto, and (ii) any microwave service agreement, tower lease agreement, real property lease agreement or other agreement to which the Debtor is now or hereafter becomes a party, including but not limited to those Licenses and Material Agreements specifically identified in Schedules 4.14 and
     4.15 to the Credit Agreement.

          "General Intangibles" means all general intangibles of the Debtor, whether now owned or hereafter acquired, including but not limited to all Franchises, other franchises, applications for patents, patents, copyrights, trademarks, trade secrets, good will, trade names, customer lists, permits, and the right to use the Debtor's names.

          "Inventory" means all inventory of the Debtor, whether now owned or hereafter acquired and wherever located.

          "Obligations" means (i) the Note, including interest thereon and any extensions, renewals or replacements thereof, [(ii) the Guaranty] and (ii) each and every other debt, liability and obligation of every type and description which the Debtor may now or at any time hereafter owe to the Secured Party, whether such debt, liability or obligation now exists or is hereafter created or incurred and whether it is or may be direct or indirect, due or to become due, or absolute or contingent, including without limitation all debt, liability and obligation of the Debtor under the Credit Agreement and extensions, renewals, amendments or replacements thereof.

          "Permitted Lien" means any of the liens, security interests or other encumbrances permitted under Section 6.1 of the Credit Agreement.

          "Security Interest" has the meaning specified in
     Section 2.

          2.   Security Interest.  The Debtor hereby grants the
Secured Party a security interest (the "Security Interest") in the Collateral to secure payment of the Obligations.

          3.   Representations, Warranties and Agreements.  The
Debtor hereby represents, warrants and agrees as follows:

          (a) Title. The Debtor (i) has absolute title to each item of Collateral in existence on the date hereof, free and clear of all security interests, liens and encumbrances, except the Security Interest and other Permitted Liens,
     (ii) will have, at the time the Debtor acquires any rights in Collateral hereafter arising, absolute title to each such item of Collateral free and clear of all security interests, liens and encumbrances, except the Security Interest and other Permitted Liens, (iii) will keep all Collateral free and clear of all security interests, liens and encumbrances, except the Security Interest and Permitted Liens, and
     (iv) will defend the Collateral against all claims or demands (other than claims and demands based on Permitted Liens) of all persons other than the Secured Party. The Debtor will not, other than in the ordinary course of its business, sell or otherwise dispose of the Collateral or any interest therein without the prior written consent of the Secured Party.

          (b) Corporate Existence and Power. The Debtor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of ____________________, and is duly licensed or qualified to transact business in _____________________. The Debtor is duly licensed or qualified to do business in all the jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes its licensing or qualification necessary. The Debtor has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under this Security Agreement, [the Guaranty] and all other documents executed in connection therewith.

          (c)  Authorization; No Conflict as to Law or
     Agreements. The execution, delivery and performance by the Debtor of this Security Agreement have been duly authorized by all necessary corporate action of the Debtor and do not and will not (i) require any consent or approval of the shareholders of the Debtor, or any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect having applicability to the Debtor or of its articles of incorporation or bylaws, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Debtor is a party or by which it or its properties may be bound or affected. This Security Agreement constitutes the legal, valid and binding obligations of the Debtor enforceable against the Debtor in accordance with its terms.

          (d) Litigation; Adverse Change. Except as previously disclosed to the Secured Party, there are no actions, suits or proceedings pending or, to the knowledge of the Debtor, threatened against or affecting the Debtor or the property of the Debtor before any court or governmental department, commission, board, bureau, agency or instrumentality, which, if determined adversely to the Debtor, would have a material adverse effect on the financial condition, properties, or operations of the Debtor. There has been no material adverse change in the business, properties or condition (financial or otherwise) of the Debtor since April 30, 1995.


          (e) Chief Executive Office; Identification Number. The Debtor's chief executive office is located at the address set forth under its signature below. The Debtor's federal employer identification number is correctly set forth under its signature below.

          (f) Location of Collateral. As of the date hereof, the tangible Collateral is located only in the states of Texas and ___________________________. The Debtor will not permit any tangible Collateral to be located in any state (and, if county filing is required, in any county) in which a financing statement covering such Collateral is required to be, but has not in fact been, filed in order to perfect the Security Interest.

          (g) Changes in Name or Location. The Debtor will not change its name or the location of its place of business without prior written notice to the Secured Party.

          (h) Fixtures. The Debtor will not permit any tangible Collateral to become part of or to be affixed to any real property without first assuring to the reasonable satisfaction of the Secured Party that the Security Interest will be prior and senior to any interest or lien then held or thereafter acquired by any mortgagee of such real property or the owner or purchaser of any interest therein. If any part or all of the tangible Collateral is now or will become so related to particular real estate as to be a fixture, the real estate concerned and the name of the record owner are accurately set forth in Exhibit A hereto.

          (i) Rights to Payment. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim (other than those arising in the ordinary course of business), of the account debtor or other obligor named therein or in the Debtor's records pertaining thereto as being obligated to pay such obligation. The Debtor will not, other than in the ordinary course of business, agree to any material modification or amendment, or to any forbearance, release or cancellation, of any such obligation without the Secured Party's prior written consent, and the Debtor will not subordinate any such right to payment to claims of other creditors of such account debtor or other obligor.

          (j)  Miscellaneous Covenants.  The Debtor will:

          (i) keep all tangible Collateral in good repair, working order and condition, normal depreciation excepted, and will, from time to time, replace any worn, broken or defective parts thereof;

          (ii) promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest, except any tax or assessment whose amount, applicability or validity is being contested in good faith by appropriate proceedings;

     (iii) at all reasonable times, permit the Secured Party or its representatives to examine or inspect any Collateral, wherever located, and to examine, inspect and copy the Debtor's books and records pertaining to the Collateral and its business and financial condition and to send and discuss with account debtors and other obligors requests for verifications of amounts owed to the Debtor;

          (iv) keep accurate and complete records pertaining to the Collateral and pertaining to the Debtor's business and financial condition and submit to the Secured Party such periodic reports concerning the Collateral and the Debtor's business and financial condition as the Secured Party may from time to time reasonably request;

          (v) promptly notify the Secured Party of any loss of or material damage to any Collateral or of any adverse change, known to the Debtor, in the prospect of payment of any sums due on or under any instrument, chattel paper, or account constituting Collateral;

          (vi) if the Secured Party at any time so requests (whether the request is made before or after the occurrence of an Event of Default), promptly deliver to the Secured Party any instrument, document or chattel paper constituting Collateral, duly endorsed or assigned by the Debtor;

     (vii) at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (in case of Collateral consisting of motor vehicles) and such other risks and in such amounts as the Secured Party may reasonably request, with any loss payable to the Secured Party to the extent of its interest;

     (viii) from time to time execute such financing statements as the Secured Party may reasonably require in order to perfect the Security Interest and, if any Collateral consists of a motor vehicle, execute such documents as may be required to have the Security Interest properly noted on a certificate of title;

          (ix) pay when due or reimburse the Secured Party on demand for all costs of collection of any of the Obligations and all other out-of-pocket expenses (including in each case all reasonable attorneys' fees) incurred by the Secured Party in connection with the creation, perfection, satisfaction, protection, defense or enforcement of the Security Interest or the creation, continuance, protection, defense or enforcement of this Agreement or any or all of the Obligations, including expenses incurred in any litigation or bankruptcy or insolvency proceedings;

          (x)  execute, deliver or endorse any and all
               instruments, documents, assignments, security agreements and other agreements and writings which the Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and the Secured Party's rights under this Agreement; and

          (xi) not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance.

          (k) Secured Party's Right to Take Action. If the Debtor at any time fails to perform or observe any agreement contained in Section 3(j), immediately upon the occurrence of such failure, without notice or lapse of time the Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of the Debtor (or, at the Secured Party's option, in the Secured Party's own name) and may (but need not) take any and all other actions which the Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation the payment of taxes, the satisfaction of security interests, liens, or encumbrances, the performance of obligations under contracts or agreements with account debtors or other obligors, the procurement and maintenance of insurance, the execution of financing statements, the endorsement of instruments, and the procurement of repairs, transportation or insurance); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, the Debtor shall thereupon pay the Secured Party on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys' fees) incurred by the Secured Party in connection with or as a result of the Secured Party's performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by the Secured Party at the highest rate then applicable to any of the Obligations. To facilitate the performance or observance by the Secured Party of such agreements of the Debtor, the Debtor hereby irrevocably appoints (which appointment is coupled with an interest) the Secured Party, or its delegate, as the attorney-in-fact of the Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of the Debtor, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Debtor under this Section 3 and Section 4.

          4. Rights of Secured Party. At any time and from time to time, whether before or after an Event of Default, the Secured Party may take any or all of the following actions:

          (a) Account Verification. The Secured Party may verify any accounts in the name of the Debtor or in its own name; and the Debtor, whenever requested, shall furnish the Secured Party with duplicate statements of the accounts, which statements may be mailed or delivered by the Secured Party for that purpose.

          (b) Collateral Account. The Secured Party may establish a collateral account for the deposit of checks, drafts and cash payments made by the Debtor's account debtors. If a collateral account is so established, the Debtor shall promptly deliver to the Secured Party, for deposit into said collateral account, all payments on accounts and chattel paper received by it. All such payments shall be delivered to the Secured Party in the form received (except for the Debtor's endorsements where necessary). Until so deposited, all payments on accounts and chattel paper received by the Debtor shall be held in trust by that Debtor for and as the property of the Secured Party and shall not be commingled with any funds or property of the Debtor. All deposits in said collateral account shall constitute proceeds of Collateral and shall not constitute payment of any Obligation. At its option, the Secured Party may, at any time, apply finally collected funds on deposit in said collateral account to the payment of the Obligations in such order of application as the Secured Party may determine, or permit the Debtor to withdraw all or any part of the balance on deposit in said collateral account.

          (c) Lock Box. The Secured Party may, by notice to the Debtor, require the Debtor to direct each of its account debtors to make payments due under the relevant account or chattel paper directly to a special lock box to be under the control of the Secured Party. The Debtor hereby authorizes and directs the Secured Party to deposit all checks, drafts and cash payments received in said lock box into the collateral account established as set forth above.

          (d) Direct Collection. The Secured Party may notify any account debtor, or any other person obligated to pay any amount due, that such chattel paper, account, or other right to payment has been assigned or transferred to the Secured Party for security and shall be paid directly to the Secured Party. If the Secured Party so requests at any time, the Debtor will so notify such account debtors and other obligors in writing and will indicate on all invoices to such account debtors or other obligors that the amount due is payable directly to the Secured Party. At any time after the Secured Party or the Debtor gives such notice to an account debtor or other obligor, the Secured Party may (but need not), in its own name or in the Debtor's name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such chattel paper, account, or other right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor.

          5. Assignment of Franchises. The security interest granted hereunder shall constitute an assignment of all of the Debtor's right, title and interest in and to each and every Franchise now held or hereafter acquired by the Debtor, to the extent such assignment is permitted under applicable law. The Secured Party does not assume any of the obligations or duties of the Debtor under or with respect to any Franchise unless and until the Secured Party shall have given the parties thereto written notice that it has affirmatively exercised its right to take over the Debtor's position thereunder. The Secured Party shall have no liability whatsoever for the performance of any of such obligations and duties to the extent that the Franchises are sold to a third party by foreclosure pursuant to the Uniform Commercial Code. This assignment shall constitute a perfected, absolute and present collateral assignment.

          6. Assignment of Insurance. The Debtor hereby assigns to the Secured Party, as additional security for the payment of the Obligations, any and all moneys (including but not limited to proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Debtor under or with respect to, any and all policies of insurance covering the Collateral, and the Debtor hereby directs the issuer of any such policy to pay any such moneys directly to the Secured Party. Both before and after the occurrence of an Event of Default, the Secured Party may (but need not), in its own name or in the name of the Debtor, execute and deliver proofs of claim, receive all such moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

          7. Events of Default. Each of the following occurrences shall constitute an event of default under this Agreement (herein called "Event of Default"): (i) an Event of Default shall occur under the Credit Agreement, or (ii) [the Borrower or] the Debtor shall fail to pay any or all of the Obligations when due or (if payable on demand) on demand;
(iii) the Debtor shall fail to observe or perform any covenant or agreement herein binding on it and the continuance of such default or breach for a period of 30 days after the Secured Party has given notice to the Debtor specifying such default or breach and requiring it to be remedied; or (iv) any representation or warranty of the Debtor in this Agreement shall prove to have been false or misleading when made.

          8. Remedies upon Event of Default. Upon the occurrence of an Event of Default under Section 7 and at any time thereafter, the Secured Party may exercise any one or more of the following rights and remedies: (a) declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand; (b) exercise and enforce any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code, including but not limited to the right to take possession of any Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Debtor hereby expressly waives), and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, the Secured Party may require the Debtor to make the Collateral available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties, and if notice to the Debtor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 10) at least 10 calendar days prior to the date of intended disposition or other action; (c) exercise or enforce any or all other rights or remedies available to the Secured Party by law or agreement against the Collateral, against the Debtor or against any other person or property. The Secured Party is hereby granted a nonexclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, trade secrets, franchises, copyrights and patents of the Debtor that the Secured Party deems necessary or appropriate to the disposition of any Collateral.

          9. Other Personal Property. Unless at the time the Secured Party takes possession of any tangible Collateral, or within seven days thereafter, the Debtor gives written notice to the Secured Party of the existence of any goods, papers or other property of the Debtor, not affixed to or constituting a part of such Collateral, but which are located or found upon or within such Collateral, describing such property, the Secured Party shall not be responsible or liable to the Debtor for any action taken or omitted by or on behalf of the Secured Party with respect to such property without actual knowledge of the existence of any such property or without actual knowledge that it was located or to be found upon or within such Collateral.

          10. Notice. All notices and other communications hereunder shall be in writing and shall be delivered, and deemed delivered, in accordance with the Credit Agreement.

          11. Miscellaneous. This Agreement has been duly and validly authorized by all necessary action, corporate or otherwise. This Agreement does not contemplate a sale of accounts or of chattel paper. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Secured Party. A waiver signed by the Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of the Secured Party's rights or remedies. All rights and remedies of the Secured Party shall be cumulative and may be exercised singularly or concurrently, at the Secured Party's option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. The Secured Party's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if the Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Secured Party need not otherwise preserve, protect, insure or care for any Collateral. The Secured Party shall not be obligated to preserve any rights the Debtor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. This Agreement shall be binding upon and inure to the benefit of the Debtor and the Secured Party and their respective successors and assigns and shall take effect when signed by the Debtor and delivered to the Secured Party, and the Debtor waives notice of the Secured Party's acceptance hereof. The Secured Party may execute this Agreement if appropriate for the purpose of filing, but the failure of the Secured Party to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement. A carbon, photographic or other reproduction of this Agreement or of any financing statement signed by the Debtor shall have the same force and effect as the original for all purposes of a financing statement. This Agreement shall be governed by the internal law of Minnesota. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.



                   [SIGNATURE PAGE TO FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


Address:
__________________________________
1912 Avenue K, Suite 100
Plano, Texas 75074-5959         By:
                                    __________________________
Federal Employer                              Its:
______________________
  I.D. No: __-_______



Address:                           NORWEST BANK MINNESOTA,
Sixth & Marquette Avenue                NATIONAL ASSOCIATION
Minneapolis, MN  55479-0058
Attn: Communications Division           By:
Federal Employer                             Its: Vice President
  I.D. No: 41-1592157

                 EXHIBIT A TO SECURITY AGREEMENT


              Legal Descriptions and Record Owners

                [To be prepared by the Borrower]

                                                   EXHIBIT C-1 TO
                                            TERM CREDIT AGREEMENT


                       SECURITY AGREEMENT
                   [Borrower, Target Company]

          This Agreement is made as of the 31st day of July, 1995, by and between ___________________________________, a
_________________ corporation (the "Debtor"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "Secured Party").

          [The Debtor] [SA Holdings, Inc. (the "Borrower")] and the Secured Party have entered into a Term Credit Agreement of even date herewith (as may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement"), setting forth the terms on which the Secured Party may now or hereafter make certain loans to or other financial accommodations for the [Debtor] [Borrower].

          As a condition to making loans under the Credit
Agreement, the Secured Party has required the execution and delivery of this Agreement by the Debtor.

          ACCORDINGLY, in consideration of the mutual covenants contained in the Credit Agreement and herein, the parties hereby agree as follows:

          1.   Definitions.  All terms defined in the Credit
Agreement that are not otherwise defined herein shall have the meanings given them in the Credit Agreement. In addition, the following terms have the meanings set forth below:

          "Accounts" means each and every account and other right of the Debtor to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property by the Debtor, out of a rendering of services by the Debtor, out of a loan by the Debtor, out of the overpayment of taxes or other liabilities of the Debtor, or otherwise arises under any contract or agreement, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which the Debtor may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any of the property of such account debtor or other obligor, all including but not limited to all present and future debt instruments, chattel papers, accounts, loans and obligations receivable and tax refunds.

          "Collateral" means the Accounts, Inventory, Equipment, General Intangibles and Stock, together with all substitutions and replacements for, products and proceeds of, any of the foregoing property, all accessions, all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any of the foregoing, and all warehouse receipts, bills of lading and other documents of title now or hereafter covering any of the foregoing.

          "Equipment" means all equipment of the Debtor, whether now owned or hereafter acquired and wherever located, including but not limited to all present and future machinery, vehicles, receiving and transmitting equipment, furniture, fixtures, manufacturing equipment, farm machinery and equipment, shop equipment, office and recordkeeping equipment, parts and tools.

          "Event of Default" has the meaning specified in Section
     7.

          "Franchise" means (i) to the extent a security interest can be granted therein under applicable law, any authorization, license, permit or franchise presently held by or hereafter granted or assigned to the Debtor by any public or governmental body, any agreement relating thereto, and (ii) any microwave service agreement, tower lease agreement, real property lease agreement or other agreement to which the Debtor is now or hereafter becomes a party, including but not limited to those Licenses and Material Agreements specifically identified in Schedules 4.14 and
     4.15 to the Credit Agreement.

          "General Intangibles" means all general intangibles of the Debtor, whether now owned or hereafter acquired, including but not limited to all Franchises, other franchises, applications for patents, patents, copyrights, trademarks, trade secrets, good will, trade names, customer lists, permits, and the right to use the Debtor's names.

          "Inventory" means all inventory of the Debtor, whether now owned or hereafter acquired and wherever located.

          "Obligations" means (i) the Note, including interest thereon and any extensions, renewals or replacements thereof, [(ii) the Guaranty] and (ii) each and every other debt, liability and obligation of every type and description which the Debtor may now or at any time hereafter owe to the Secured Party, whether such debt, liability or obligation now exists or is hereafter created or incurred and whether it is or may be direct or indirect, due or to become due, or absolute or contingent, including without limitation all debt, liability and obligation of the Debtor under the Credit Agreement and extensions, renewals, amendments or replacements thereof.

          "Permitted Lien" means any of the liens, security interests or other encumbrances permitted under Section 6.1 of the Credit Agreement.

          "Security Interest" has the meaning specified in
     Section 2.

          "Specified Shares" means the shares of stock identified in Exhibit B hereto, said shares being presently evidenced by the certificates listed therein.

          "Stock" means any share of the capital stock of any corporation now or hereafter owned by the Debtor, including but not limited to the Specified Shares.

          2.   Security Interest.  The Debtor hereby grants the
Secured Party a security interest (the "Security Interest") in the Collateral to secure payment of the Obligations.

          3.   Representations, Warranties and Agreements.  The
Debtor hereby represents, warrants and agrees as follows:

          (a) Title. The Debtor (i) has absolute title to each item of Collateral in existence on the date hereof, including but not limited to the Specified Shares described in Exhibit B hereto, free and clear of all security interests, liens and encumbrances, except the Security Interest and other Permitted Liens, (ii) will have, at the time the Debtor acquires any rights in Collateral hereafter arising, absolute title to each such item of Collateral free and clear of all security interests, liens and encumbrances, except the Security Interest and other Permitted Liens, and, in the case of Stock, any restrictive legend appearing on the face of the certificates evidencing such Stock,
     (iii) will keep all Collateral free and clear of all security interests, liens and encumbrances, except the Security Interest and Permitted Liens, and (iv) will defend the Collateral against all claims or demands (other than claims and demands based on Permitted Liens) of all persons other than the Secured Party. The Debtor will not, other than in the ordinary course of its business, sell or otherwise dispose of the Collateral or any interest therein without the prior written consent of the Secured Party.

          (b) Corporate Existence and Power. The Debtor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of ____________________, and is duly licensed or qualified to transact business in _____________________. The Debtor is duly licensed or qualified to do business in all the jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes its licensing or qualification necessary. The Debtor has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under this Security Agreement, [the Guaranty] and all other documents executed in connection therewith.

          (c)  Authorization; No Conflict as to Law or
     Agreements. The execution, delivery and performance by the Debtor of this Security Agreement have been duly authorized by all necessary corporate action of the Debtor and do not and will not (i) require any consent or approval of the shareholders of the Debtor, or any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect having applicability to the Debtor or of its articles of incorporation or bylaws, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Debtor is a party or by which it or its properties may be bound or affected. This Security Agreement constitutes the legal, valid and binding obligations of the Debtor enforceable against the Debtor in accordance with its terms.

          (d) Litigation; Adverse Change. Except as previously disclosed to the Secured Party, there are no actions, suits or proceedings pending or, to the knowledge of the Debtor, threatened against or affecting the Debtor or the property of the Debtor before any court or governmental department, commission, board, bureau, agency or instrumentality, which, if determined adversely to the Debtor, would have a material adverse effect on the financial condition, properties, or operations of the Debtor. There has been no material adverse change in the business, properties or condition (financial or otherwise) of the Debtor since April 30, 1995.


          (e) Chief Executive Office; Identification Number. The Debtor's chief executive office is located at the address set forth under its signature below. The Debtor's federal employer identification number is correctly set forth under its signature below.

          (f) Location of Collateral. As of the date hereof, the tangible Collateral is located only in the states of [Texas][Arkansas]. The Debtor will not permit any tangible Collateral to be located in any state (and, if county filing is required, in any county) in which a financing statement covering such Collateral is required to be, but has not in fact been, filed in order to perfect the Security Interest.

          (g) Changes in Name or Location. The Debtor will not change its name or the location of its place of business without prior written notice to the Secured Party.

          (h) Fixtures. The Debtor will not permit any tangible Collateral to become part of or to be affixed to any real property without first assuring to the reasonable satisfaction of the Secured Party that the Security Interest will be prior and senior to any interest or lien then held or thereafter acquired by any mortgagee of such real property or the owner or purchaser of any interest therein. If any part or all of the tangible Collateral is now or will become so related to particular real estate as to be a fixture, the real estate concerned and the name of the record owner are accurately set forth in Exhibit A hereto.

          (i) Rights to Payment. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim (other than those arising in the ordinary course of business), of the account debtor or other obligor named therein or in the Debtor's records pertaining thereto as being obligated to pay such obligation. The Debtor will not, other than in the ordinary course of business, agree to any material modification or amendment, or to any forbearance, release or cancellation, of any such obligation without the Secured Party's prior written consent, and the Debtor will not subordinate any such right to payment to claims of other creditors of such account debtor or other obligor.

          (j)  Miscellaneous Covenants.  The Debtor will:

     (i) keep all tangible Collateral in good repair, working order and condition, normal depreciation excepted, and will, from time to time, replace any worn, broken or defective parts thereof;

     (ii) promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest, except any tax or assessment whose amount, applicability or validity is being contested in good faith by appropriate proceedings;

     (iii) at all reasonable times, permit the Secured Party or its representatives to examine or inspect any Collateral, wherever located, and to examine, inspect and copy the Debtor's books and records pertaining to the Collateral and its business and financial condition and to send and discuss with account debtors and other obligors requests for verifications of amounts owed to the Debtor;

     (iv) keep accurate and complete records pertaining to the Collateral and pertaining to the Debtor's business and financial condition and submit to the Secured Party such periodic reports concerning the Collateral and the Debtor's business and financial condition as the Secured Party may from time to time reasonably request;

     (v) promptly notify the Secured Party of any loss of or material damage to any Collateral or of any adverse change, known to the Debtor, in the prospect of payment of any sums due on or under any instrument, chattel paper, or account constituting Collateral;

     (vi) if the Secured Party at any time so requests (whether the request is made before or after the occurrence of an Event of Default), promptly deliver to the Secured Party any instrument, document or chattel paper constituting Collateral, duly endorsed or assigned by the Debtor;

     (vii) at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (in case of Collateral consisting of motor vehicles) and such other risks and in such amounts as the Secured Party may reasonably request, with any loss payable to the Secured Party to the extent of its interest;

     (viii) from time to time execute such financing statements as the Secured Party may reasonably require in order to perfect the Security Interest and, if any Collateral consists of a motor vehicle, execute such documents as may be required to have the Security Interest properly noted on a certificate of title;

     (ix) pay when due or reimburse the Secured Party on demand for all costs of collection of any of the Obligations and all other out-of-pocket expenses (including in each case all reasonable attorneys' fees) incurred by the Secured Party in connection with the creation, perfection, satisfaction, protection, defense or enforcement of the Security Interest or the creation, continuance, protection, defense or enforcement of this Agreement or any or all of the Obligations, including expenses incurred in any litigation or bankruptcy or insolvency proceedings;

     (x) execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings which the Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and the Secured Party's rights under this Agreement; and

     (xi) not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance.

          (k) Secured Party's Right to Take Action. If the Debtor at any time fails to perform or observe any agreement contained in Section 3(j), immediately upon the occurrence of such failure, without notice or lapse of time the Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of the Debtor (or, at the Secured Party's option, in the Secured Party's own name) and may (but need not) take any and all other actions which the Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation the payment of taxes, the satisfaction of security interests, liens, or encumbrances, the performance of obligations under contracts or agreements with account debtors or other obligors, the procurement and maintenance of insurance, the execution of financing statements, the endorsement of instruments, and the procurement of repairs, transportation or insurance); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, the Debtor shall thereupon pay the Secured Party on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys' fees) incurred by the Secured Party in connection with or as a result of the Secured Party's performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by the Secured Party at the highest rate then applicable to any of the Obligations. To facilitate the performance or observance by the Secured Party of such agreements of the Debtor, the Debtor hereby irrevocably appoints (which appointment is coupled with an interest) the Secured Party, or its delegate, as the attorney-in-fact of the Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of the Debtor, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Debtor under this Section 3 and Section 4.

          (l) Stock. Exhibit C is a correct and complete list of the number of authorized and issued shares of each class of capital stock of each corporation whose shares are included in the Specified Shares. The Specified Shares are fully paid for and nonassessable. The Debtor will upon receipt deliver to the Secured Party in pledge as additional Collateral all securities distributed on account of the Stock or any other Collateral, including stock dividends and securities resulting from stock splits, reorganizations and recapitalizations, and all other shares of any class of stock of any corporation now owned or hereafter acquired by the Debtor for any reason whatsoever [(excluding, however, any shares of SATC, Baltic States and CIS Ventures, Inc. and CIS Intelligence Information Services, Inc.)], together in each case with blank stock powers executed by the Debtor.

          4. Rights of Secured Party. At any time and from time to time, whether before or after an Event of Default, the Secured Party may take any or all of the following actions:

          (a) Account Verification. The Secured Party may verify any accounts in the name of the Debtor or in its own name; and the Debtor, whenever requested, shall furnish the Secured Party with duplicate statements of the accounts, which statements may be mailed or delivered by the Secured Party for that purpose.

          (b) Collateral Account. The Secured Party may establish a collateral account for the deposit of checks, drafts and cash payments made by the Debtor's account debtors. If a collateral account is so established, the Debtor shall promptly deliver to the Secured Party, for deposit into said collateral account, all payments on accounts and chattel paper received by it. All such payments shall be delivered to the Secured Party in the form received (except for the Debtor's endorsements where necessary). Until so deposited, all payments on accounts and chattel paper received by the Debtor shall be held in trust by that Debtor for and as the property of the Secured Party and shall not be commingled with any funds or property of the Debtor. All deposits in said collateral account shall constitute proceeds of Collateral and shall not constitute payment of any Obligation. At its option, the Secured Party may, at any time, apply finally collected funds on deposit in said collateral account to the payment of the Obligations in such order of application as the Secured Party may determine, or permit the Debtor to withdraw all or any part of the balance on deposit in said collateral account.

          (c) Lock Box. The Secured Party may, by notice to the Debtor, require the Debtor to direct each of its account debtors to make payments due under the relevant account or chattel paper directly to a special lock box to be under the control of the Secured Party. The Debtor hereby authorizes and directs the Secured Party to deposit all checks, drafts and cash payments received in said lock box into the collateral account established as set forth above.

          (d) Direct Collection. The Secured Party may notify any account debtor, or any other person obligated to pay any amount due, that such chattel paper, account, or other right to payment has been assigned or transferred to the Secured Party for security and shall be paid directly to the Secured Party. If the Secured Party so requests at any time, the Debtor will so notify such account debtors and other obligors in writing and will indicate on all invoices to such account debtors or other obligors that the amount due is payable directly to the Secured Party. At any time after the Secured Party or the Debtor gives such notice to an account debtor or other obligor, the Secured Party may (but need not), in its own name or in the Debtor's name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such chattel paper, account, or other right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor.

          (e) Additional Rights Regarding Stock. The Secured Party may notify the issuer of any stock to make all distributions of additional stock of such corporation directly to the Secured Party. Such additional stock shall be deemed Stock hereunder. In addition, following the occurrence of an Event of Default, the Secured Party may (i) notify the issuer of any Stock to make payments and other distributions thereon directly to the Secured Party, (ii) receive all proceeds of the Stock, and (iii) hold any increase or profits received from the Stock as additional security for the Indebtedness, except that any money received from the Collateral may, at the Secured Party's option, be applied in reduction of the Indebtedness in such order of application as the Secured Party may determine or be remitted to the Debtor. The Debtor hereby irrevocably authorizes and directs each corporation whose stock is included in the Stock pledged hereunder to remit any and all money, distributions and other property described in this paragraph directly to the Secured Party in the Secured Party's name alone. Such remittances shall continue to be made to the Secured Party until the Secured Party otherwise notifies the applicable corporation in writing. To the extent that such remittances are made directly to the Secured Party, the remitting entity shall have no further liability to the Debtor for the same.

          5. Assignment of Franchises. The security interest granted hereunder shall constitute an assignment of all of the Debtor's right, title and interest in and to each and every Franchise now held or hereafter acquired by the Debtor, to the extent such assignment is permitted under applicable law. The Secured Party does not assume any of the obligations or duties of the Debtor under or with respect to any Franchise unless and until the Secured Party shall have given the parties thereto written notice that it has affirmatively exercised its right to take over the Debtor's position thereunder. The Secured Party shall have no liability whatsoever for the performance of any of such obligations and duties to the extent that the Franchises are sold to a third party by foreclosure pursuant to the Uniform Commercial Code. This assignment shall constitute a perfected, absolute and present collateral assignment.

          6. Assignment of Insurance. The Debtor hereby assigns to the Secured Party, as additional security for the payment of the Obligations, any and all moneys (including but not limited to proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Debtor under or with respect to, any and all policies of insurance covering the Collateral, and the Debtor hereby directs the issuer of any such policy to pay any such moneys directly to the Secured Party. Both before and after the occurrence of an Event of Default, the Secured Party may (but need not), in its own name or in the name of the Debtor, execute and deliver proofs of claim, receive all such moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

          7. Events of Default. Each of the following occurrences shall constitute an event of default under this Agreement (herein called "Event of Default"): (i) an Event of Default shall occur under the Credit Agreement, or (ii) [the Borrower or] the Debtor shall fail to pay any or all of the Obligations when due or (if payable on demand) on demand;
(iii) the Debtor shall fail to observe or perform any covenant or agreement herein binding on it and the continuance of such default or breach for a period of 30 days after the Secured Party has given notice to the Debtor specifying such default or breach and requiring it to be remedied; or (iv) any representation or warranty of the Debtor in this Agreement shall prove to have been false or misleading when made.

          8. Remedies upon Event of Default. Upon the occurrence of an Event of Default under Section 7 and at any time thereafter, the Secured Party may exercise any one or more of the following rights and remedies: (a) declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand; (b) exercise all voting and other rights as a holder of the Stock; (c) exercise and enforce any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code, including but not limited to the right to take possession of any Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Debtor hereby expressly waives), and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, the Secured Party may require the Debtor to make the Collateral available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties, and if notice to the Debtor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 10) at least 10 calendar days prior to the date of intended disposition or other action; and (d) exercise or enforce any or all other rights or remedies available to the Secured Party by law or agreement against the Collateral, against the Debtor or against any other person or property. The rights granted under this Section shall include the right to offer and sell any Stock or similar Collateral privately to purchasers who will agree to take the Collateral for investment and not with a view to distribution and who will agree to the imposition of restrictive legends on the certificates representing the Collateral, and the right to arrange for a sale which would otherwise qualify as exempt from registration under the Securities Act of 1933. The Secured Party is hereby granted a nonexclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, trade secrets, franchises, copyrights and patents of the Debtor that the Secured Party deems necessary or appropriate to the disposition of any Collateral.

          9. Other Personal Property. Unless at the time the Secured Party takes possession of any tangible Collateral, or within seven days thereafter, the Debtor gives written notice to the Secured Party of the existence of any goods, papers or other property of the Debtor, not affixed to or constituting a part of such Collateral, but which are located or found upon or within such Collateral, describing such property, the Secured Party shall not be responsible or liable to the Debtor for any action taken or omitted by or on behalf of the Secured Party with respect to such property without actual knowledge of the existence of any such property or without actual knowledge that it was located or to be found upon or within such Collateral.

          10. Notice. All notices and other communications hereunder shall be in writing and shall be delivered, and deemed delivered, in accordance with the Credit Agreement.

          11. Miscellaneous. This Agreement has been duly and validly authorized by all necessary action, corporate or otherwise. This Agreement does not contemplate a sale of accounts or of chattel paper. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Secured Party. A waiver signed by the Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of the Secured Party's rights or remedies. All rights and remedies of the Secured Party shall be cumulative and may be exercised singularly or concurrently, at the Secured Party's option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. The Secured Party's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if the Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Secured Party need not otherwise preserve, protect, insure or care for any Collateral. The Secured Party shall not be obligated to preserve any rights the Debtor may have against prior parties, to exercise at all or in any particular manner any voting rights which may be available with respect to the Collateral, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. This Agreement shall be binding upon and inure to the benefit of the Debtor and the Secured Party and their respective successors and assigns and shall take effect when signed by the Debtor and delivered to the Secured Party, and the Debtor waives notice of the Secured Party's acceptance hereof. The Secured Party may execute this Agreement if appropriate for the purpose of filing, but the failure of the Secured Party to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement. A carbon, photographic or other reproduction of this Agreement or of any financing statement signed by the Debtor shall have the same force and effect as the original for all purposes of a financing statement. This Agreement shall be governed by the internal law of Minnesota. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.



                   [SIGNATURE PAGE TO FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


Address:
__________________________________
1912 Avenue K, Suite 100
Plano, Texas 75074-5959                 By

                                         _______________________
Federal Employer                              Its
___________________
  I.D. No: __-_______



Address:                           NORWEST BANK MINNESOTA,
Sixth & Marquette Avenue                NATIONAL ASSOCIATION
Minneapolis, MN  55479-0058
Attn: Communications Division           By:
Federal Employer                             Jeffrey P. Jacobsen
  I.D. No: 41-1592157                        Its Vice President

                 EXHIBIT A TO SECURITY AGREEMENT


              Legal Descriptions and Record Owners

                [To be prepared by the Borrower]

                                                   EXHIBIT C-2 TO
                                            TERM CREDIT AGREEMENT


                       SECURITY AGREEMENT
                      [Other Subsidiaries]

          This Agreement is made as of the 31st day of July, 1995, by and between ___________________________________________, a _________________ corporation (the "Debtor"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "Secured Party").

          SA Holdings, Inc. (the "Borrower") and the Secured Party have entered into a Term Credit Agreement of even date herewith (as may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement"), setting forth the terms on which the Secured Party may now or hereafter make certain loans to or other financial accommodations for the Borrower.

          As a condition to making loans under the Credit
Agreement, the Secured Party has required the execution and delivery of this Agreement by the Debtor.

          ACCORDINGLY, in consideration of the mutual covenants contained in the Credit Agreement and herein, the parties hereby agree as follows:

          1.   Definitions.  All terms defined in the Credit
Agreement that are not otherwise defined herein shall have the meanings given them in the Credit Agreement. In addition, the following terms have the meanings set forth below:

          "Accounts" means each and every account and other right of the Debtor to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property by the Debtor, out of a rendering of services by the Debtor, out of a loan by the Debtor, out of the overpayment of taxes or other liabilities of the Debtor, or otherwise arises under any contract or agreement, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which the Debtor may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any of the property of such account debtor or other obligor, all including but not limited to all present and future debt instruments, chattel papers, accounts, loans and obligations receivable and tax refunds.

          "Collateral" means the Accounts, Inventory, Equipment and General Intangibles, together with all substitutions and replacements for, products and proceeds of, any of the foregoing property, all accessions, all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any of the foregoing, and all warehouse receipts, bills of lading and other documents of title now or hereafter covering any of the foregoing.

          "Equipment" means all equipment of the Debtor, whether now owned or hereafter acquired and wherever located, including but not limited to all present and future machinery, vehicles, receiving and transmitting equipment, furniture, fixtures, manufacturing equipment, farm machinery and equipment, shop equipment, office and recordkeeping equipment, parts and tools.

          "Event of Default" has the meaning specified in Section
     7.

          "Franchise" means (i) to the extent a security interest can be granted therein under applicable law, any authorization, license, permit or franchise presently held by or hereafter granted or assigned to the Debtor by any public or governmental body, any agreement relating thereto, and (ii) any microwave service agreement, tower lease agreement, real property lease agreement or other agreement to which the Debtor is now or hereafter becomes a party, including but not limited to those Licenses and Material Agreements specifically identified in Schedules 4.14 and
     4.15 to the Credit Agreement.

          "General Intangibles" means all general intangibles of the Debtor, whether now owned or hereafter acquired, including but not limited to all Franchises, other franchises, applications for patents, patents, copyrights, trademarks, trade secrets, good will, trade names, customer lists, permits, and the right to use the Debtor's names.

          "Inventory" means all inventory of the Debtor, whether now owned or hereafter acquired and wherever located.

          "Obligations" means (i) the Note, including interest thereon and any extensions, renewals or replacements thereof, [(ii) the Guaranty] and (ii) each and every other debt, liability and obligation of every type and description which the Debtor may now or at any time hereafter owe to the Secured Party, whether such debt, liability or obligation now exists or is hereafter created or incurred and whether it is or may be direct or indirect, due or to become due, or absolute or contingent, including without limitation all debt, liability and obligation of the Debtor under the Credit Agreement and extensions, renewals, amendments or replacements thereof.

          "Permitted Lien" means any of the liens, security interests or other encumbrances permitted under Section 6.1 of the Credit Agreement.

          "Security Interest" has the meaning specified in
     Section 2.

          2.   Security Interest.  The Debtor hereby grants the
Secured Party a security interest (the "Security Interest") in the Collateral to secure payment of the Obligations.

          3.   Representations, Warranties and Agreements.  The
Debtor hereby represents, warrants and agrees as follows:

          (a) Title. The Debtor (i) has absolute title to each item of Collateral in existence on the date hereof, free and clear of all security interests, liens and encumbrances, except the Security Interest and other Permitted Liens,
     (ii) will have, at the time the Debtor acquires any rights in Collateral hereafter arising, absolute title to each such item of Collateral free and clear of all security interests, liens and encumbrances, except the Security Interest and other Permitted Liens, (iii) will keep all Collateral free and clear of all security interests, liens and encumbrances, except the Security Interest and Permitted Liens, and
     (iv) will defend the Collateral against all claims or demands (other than claims and demands based on Permitted Liens) of all persons other than the Secured Party. The Debtor will not, other than in the ordinary course of its business, sell or otherwise dispose of the Collateral or any interest therein without the prior written consent of the Secured Party.

          (b) Corporate Existence and Power. The Debtor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of ____________________, and is duly licensed or qualified to transact business in _____________________. The Debtor is duly licensed or qualified to do business in all the jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes its licensing or qualification necessary. The Debtor has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under this Security Agreement, the Guaranty and all other documents executed in connection therewith.

          (c)  Authorization; No Conflict as to Law or
     Agreements. The execution, delivery and performance by the Debtor of this Security Agreement have been duly authorized by all necessary corporate action of the Debtor and do not and will not (i) require any consent or approval of the shareholders of the Debtor, or any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect having applicability to the Debtor or of its articles of incorporation or bylaws, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Debtor is a party or by which it or its properties may be bound or affected. This Security Agreement constitutes the legal, valid and binding obligations of the Debtor enforceable against the Debtor in accordance with its terms.

          (d) Litigation; Adverse Change. Except as previously disclosed to the Secured Party, there are no actions, suits or proceedings pending or, to the knowledge of the Debtor, threatened against or affecting the Debtor or the property of the Debtor before any court or governmental department, commission, board, bureau, agency or instrumentality, which, if determined adversely to the Debtor, would have a material adverse effect on the financial condition, properties, or operations of the Debtor. There has been no material adverse change in the business, properties or condition (financial or otherwise) of the Debtor since April 30, 1995.

          (e) Chief Executive Office; Identification Number. The Debtor's chief executive office is located at the address set forth under its signature below. The Debtor's federal employer identification number is correctly set forth under its signature below.

          (f) Location of Collateral. As of the date hereof, the tangible Collateral is located only in the states of Texas and ___________________________. The Debtor will not permit any tangible Collateral to be located in any state (and, if county filing is required, in any county) in which a financing statement covering such Collateral is required to be, but has not in fact been, filed in order to perfect the Security Interest.

          (g) Changes in Name or Location. The Debtor will not change its name or the location of its place of business without prior written notice to the Secured Party.

          (h) Fixtures. The Debtor will not permit any tangible Collateral to become part of or to be affixed to any real property without first assuring to the reasonable satisfaction of the Secured Party that the Security Interest will be prior and senior to any interest or lien then held or thereafter acquired by any mortgagee of such real property or the owner or purchaser of any interest therein. If any part or all of the tangible Collateral is now or will become so related to particular real estate as to be a fixture, the real estate concerned and the name of the record owner are accurately set forth in Exhibit A hereto.

          (i) Rights to Payment. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim (other than those arising in the ordinary course of business), of the account debtor or other obligor named therein or in the Debtor's records pertaining thereto as being obligated to pay such obligation. The Debtor will not, other than in the ordinary course of business, agree to any material modification or amendment, or to any forbearance, release or cancellation, of any such obligation without the Secured Party's prior written consent, and the Debtor will not subordinate any such right to payment to claims of other creditors of such account debtor or other obligor.

          (j)  Miscellaneous Covenants.  The Debtor will:

     (i) keep all tangible Collateral in good repair, working order and condition, normal depreciation excepted, and will, from time to time, replace any worn, broken or defective parts thereof;

     (ii) promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest, except any tax or assessment whose amount, applicability or validity is being contested in good faith by appropriate proceedings;

     (iii) at all reasonable times, permit the Secured Party or its representatives to examine or inspect any Collateral, wherever located, and to examine, inspect and copy the Debtor's books and records pertaining to the Collateral and its business and financial condition and to send and discuss with account debtors and other obligors requests for verifications of amounts owed to the Debtor;

     (iv) keep accurate and complete records pertaining to the Collateral and pertaining to the Debtor's business and financial condition and submit to the Secured Party such periodic reports concerning the Collateral and the Debtor's business and financial condition as the Secured Party may from time to time reasonably request;

     (v) promptly notify the Secured Party of any loss of or material damage to any Collateral or of any adverse change, known to the Debtor, in the prospect of payment of any sums due on or under any instrument, chattel paper, or account constituting Collateral;

     (vi) if the Secured Party at any time so requests (whether the request is made before or after the occurrence of an Event of Default), promptly deliver to the Secured Party any instrument, document or chattel paper constituting Collateral, duly endorsed or assigned by the Debtor;

     (vii) at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (in case of Collateral consisting of motor vehicles) and such other risks and in such amounts as the Secured Party may reasonably request, with any loss payable to the Secured Party to the extent of its interest;

     (viii) from time to time execute such financing statements as the Secured Party may reasonably require in order to perfect the Security Interest and, if any Collateral consists of a motor vehicle, execute such documents as may be required to have the Security Interest properly noted on a certificate of title;

     (ix) pay when due or reimburse the Secured Party on demand for all costs of collection of any of the Obligations and all other out-of-pocket expenses (including in each case all reasonable attorneys' fees) incurred by the Secured Party in connection with the creation, perfection, satisfaction, protection, defense or enforcement of the Security Interest or the creation, continuance, protection, defense or enforcement of this Agreement or any or all of the Obligations, including expenses incurred in any litigation or bankruptcy or insolvency proceedings;

     (x) execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings which the Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and the Secured Party's rights under this Agreement; and

     (xi) not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance.

          (k) Secured Party's Right to Take Action. If the Debtor at any time fails to perform or observe any agreement contained in Section 3(j), immediately upon the occurrence of such failure, without notice or lapse of time the Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of the Debtor (or, at the Secured Party's option, in the Secured Party's own name) and may (but need not) take any and all other actions which the Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation the payment of taxes, the satisfaction of security interests, liens, or encumbrances, the performance of obligations under contracts or agreements with account debtors or other obligors, the procurement and maintenance of insurance, the execution of financing statements, the endorsement of instruments, and the procurement of repairs, transportation or insurance); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, the Debtor shall thereupon pay the Secured Party on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys' fees) incurred by the Secured Party in connection with or as a result of the Secured Party's performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by the Secured Party at the highest rate then applicable to any of the Obligations. To facilitate the performance or observance by the Secured Party of such agreements of the Debtor, the Debtor hereby irrevocably appoints (which appointment is coupled with an interest) the Secured Party, or its delegate, as the attorney-in-fact of the Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of the Debtor, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Debtor under this Section 3 and Section 4.

          4. Rights of Secured Party. At any time and from time to time, whether before or after an Event of Default, the Secured Party may take any or all of the following actions:

          (a) Account Verification. The Secured Party may verify any accounts in the name of the Debtor or in its own name; and the Debtor, whenever requested, shall furnish the Secured Party with duplicate statements of the accounts, which statements may be mailed or delivered by the Secured Party for that purpose.

          (b) Collateral Account. The Secured Party may establish a collateral account for the deposit of checks, drafts and cash payments made by the Debtor's account debtors. If a collateral account is so established, the Debtor shall promptly deliver to the Secured Party, for deposit into said collateral account, all payments on accounts and chattel paper received by it. All such payments shall be delivered to the Secured Party in the form received (except for the Debtor's endorsements where necessary). Until so deposited, all payments on accounts and chattel paper received by the Debtor shall be held in trust by that Debtor for and as the property of the Secured Party and shall not be commingled with any funds or property of the Debtor. All deposits in said collateral account shall constitute proceeds of Collateral and shall not constitute payment of any Obligation. At its option, the Secured Party may, at any time, apply finally collected funds on deposit in said collateral account to the payment of the Obligations in such order of application as the Secured Party may determine, or permit the Debtor to withdraw all or any part of the balance on deposit in said collateral account.

          (c) Lock Box. The Secured Party may, by notice to the Debtor, require the Debtor to direct each of its account debtors to make payments due under the relevant account or chattel paper directly to a special lock box to be under the control of the Secured Party. The Debtor hereby authorizes and directs the Secured Party to deposit all checks, drafts and cash payments received in said lock box into the collateral account established as set forth above.

          (d) Direct Collection. The Secured Party may notify any account debtor, or any other person obligated to pay any amount due, that such chattel paper, account, or other right to payment has been assigned or transferred to the Secured Party for security and shall be paid directly to the Secured Party. If the Secured Party so requests at any time, the Debtor will so notify such account debtors and other obligors in writing and will indicate on all invoices to such account debtors or other obligors that the amount due is payable directly to the Secured Party. At any time after the Secured Party or the Debtor gives such notice to an account debtor or other obligor, the Secured Party may (but need not), in its own name or in the Debtor's name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such chattel paper, account, or other right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor.

          5. Assignment of Franchises. The security interest granted hereunder shall constitute an assignment of all of the Debtor's right, title and interest in and to each and every Franchise now held or hereafter acquired by the Debtor, to the extent such assignment is permitted under applicable law. The Secured Party does not assume any of the obligations or duties of the Debtor under or with respect to any Franchise unless and until the Secured Party shall have given the parties thereto written notice that it has affirmatively exercised its right to take over the Debtor's position thereunder. The Secured Party shall have no liability whatsoever for the performance of any of such obligations and duties to the extent that the Franchises are sold to a third party by foreclosure pursuant to the Uniform Commercial Code. This assignment shall constitute a perfected, absolute and present collateral assignment.

          6. Assignment of Insurance. The Debtor hereby assigns to the Secured Party, as additional security for the payment of the Obligations, any and all moneys (including but not limited to proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Debtor under or with respect to, any and all policies of insurance covering the Collateral, and the Debtor hereby directs the issuer of any such policy to pay any such moneys directly to the Secured Party. Both before and after the occurrence of an Event of Default, the Secured Party may (but need not), in its own name or in the name of the Debtor, execute and deliver proofs of claim, receive all such moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

          7. Events of Default. Each of the following occurrences shall constitute an event of default under this Agreement (herein called "Event of Default"): (i) an Event of Default shall occur under the Credit Agreement; (ii) the Borrower or the Debtor shall fail to pay any or all of the Obligations when due or (if payable on demand) on demand; (iii) the Debtor shall fail to observe or perform any covenant or agreement herein binding on it and the continuance of such default or breach for a period of 30 days after the Secured Party has given notice to the Debtor specifying such default or breach and requiring it to be remedied; or (iv) any representation or warranty of the Debtor in this Agreement shall prove to have been false or misleading when made.

          8. Remedies upon Event of Default. Upon the occurrence of an Event of Default under Section 7 and at any time thereafter, the Secured Party may exercise any one or more of the following rights and remedies: (a) declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand; (b) exercise and enforce any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code, including but not limited to the right to take possession of any Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Debtor hereby expressly waives), and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, the Secured Party may require the Debtor to make the Collateral available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties, and if notice to the Debtor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 10) at least 10 calendar days prior to the date of intended disposition or other action; (c) exercise or enforce any or all other rights or remedies available to the Secured Party by law or agreement against the Collateral, against the Debtor or against any other person or property. The Secured Party is hereby granted a nonexclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, trade secrets, franchises, copyrights and patents of the Debtor that the Secured Party deems necessary or appropriate to the disposition of any Collateral.

          9. Other Personal Property. Unless at the time the Secured Party takes possession of any tangible Collateral, or within seven days thereafter, the Debtor gives written notice to the Secured Party of the existence of any goods, papers or other property of the Debtor, not affixed to or constituting a part of such Collateral, but which are located or found upon or within such Collateral, describing such property, the Secured Party shall not be responsible or liable to the Debtor for any action taken or omitted by or on behalf of the Secured Party with respect to such property without actual knowledge of the existence of any such property or without actual knowledge that it was located or to be found upon or within such Collateral.

          10. Notice. All notices and other communications hereunder shall be in writing and shall be delivered, and deemed delivered, in accordance with the Credit Agreement.

          11. Miscellaneous. This Agreement has been duly and validly authorized by all necessary action, corporate or otherwise. This Agreement does not contemplate a sale of accounts or of chattel paper. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Secured Party. A waiver signed by the Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of the Secured Party's rights or remedies. All rights and remedies of the Secured Party shall be cumulative and may be exercised singularly or concurrently, at the Secured Party's option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. The Secured Party's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if the Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Secured Party need not otherwise preserve, protect, insure or care for any Collateral. The Secured Party shall not be obligated to preserve any rights the Debtor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. This Agreement shall be binding upon and inure to the benefit of the Debtor and the Secured Party and their respective successors and assigns and shall take effect when signed by the Debtor and delivered to the Secured Party, and the Debtor waives notice of the Secured Party's acceptance hereof. The Secured Party may execute this Agreement if appropriate for the purpose of filing, but the failure of the Secured Party to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement. A carbon, photographic or other reproduction of this Agreement or of any financing statement signed by the Debtor shall have the same force and effect as the original for all purposes of a financing statement. This Agreement shall be governed by the internal law of Minnesota. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.



                   [SIGNATURE PAGE TO FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


Address:
__________________________________
1912 Avenue K, Suite 100
Plano, Texas 75074-5959            By:
                                       __________________________
Federal Employer                              Its:
______________________
  I.D. No: __-_______



Address:                           NORWEST BANK MINNESOTA,
Sixth & Marquette Avenue                NATIONAL ASSOCIATION
Minneapolis, MN  55479-0058
Attn: Communications Division           By:
Federal Employer                             Jeffrey P. Jacobsen
  I.D. No: 41-1592157                        Its Vice President

                 EXHIBIT A TO SECURITY AGREEMENT


              Legal Descriptions and Record Owners

                [To be prepared by the Borrower]

                                                     EXHIBIT D TO
                                            TERM CREDIT AGREEMENT


                     GUARANTY BY CORPORATION

          This Guaranty is made as of the ____ day of July, 1995, by _________________________________________, a Texas corporation
(the "Guarantor"), for the benefit of NORWEST BANK MINNESOTA,
NATIONAL ASSOCIATION, a national banking association (the
"Bank").

                            Recitals

          A. Pursuant to a Term Credit Agreement (as may hereafter be amended, restated or supplemented from time to time, the "Credit Agreement") of even date herewith by and between SA Holdings, Inc., a Delaware corporation (the "Borrower"), and the Bank, the Bank has agreed to make certain loans to the Borrower upon the fulfillment of the conditions set forth therein.

          B. The loans to be made under the Credit Agreement will be evidenced by the term note of the Borrower of even date herewith, payable to the order of the Bank in the original principal amount of $10,000,000 (as the same may hereafter be renewed, extended, amended, restated or modified from time to time, or any note or notes issued in substitution therefor, the "Note").

          C. As a condition to making loans to the Borrower under the Credit Agreement, the Bank has required the execution and delivery by the Guarantor of a Security Agreement of even date herewith, granting the Bank a security interest in all of the personal property of the Guarantor (as the same may hereafter be amended and restated from time to time, the "Security Agreement").

          D. As a further condition to making loans to the Borrower under the Credit Agreement, the Bank has required the execution and delivery of this Guaranty.

          E.   The Guarantor is a subsidiary of the Borrower.
Accordingly, the Guarantor expects to derive substantial economic benefit from the Credit Agreement and the loans and other financial accommodations to be made thereunder.

          ACCORDINGLY, the Guarantor, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agrees as follows:

          1. All terms defined in the Credit Agreement that are not otherwise defined herein shall have the meanings given them in the Credit Agreement.

          2.   The Guarantor hereby absolutely and
unconditionally guarantees to the Bank the full and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise, of (i) the Note, including all interest thereon, and any extensions or renewals thereof and substitutions therefor; (ii) each and every other sum now or hereafter owing to the Bank under the Credit Agreement or under any other promissory note or agreement hereafter entered into by the Borrower; and (iii) each and every sum secured by the Security Agreement (all of said sums being hereinafter called the "Indebtedness").

          3. The Guarantor will pay all costs, expenses and attorneys' fees paid or incurred by the Bank in endeavoring to collect the Indebtedness and in enforcing this Guaranty.

          4. No act or thing need occur to establish the liability of the Guarantor hereunder, and with the exception of full payment, no act or thing (including, but not limited to, a discharge in bankruptcy of the Indebtedness, and/or the running of the statute of limitations) relating to the Indebtedness which but for this provision could act as a release of the liabilities of the Guarantor hereunder, shall in any way exonerate the Guarantor, or affect, impair, reduce or release this Guaranty and the liability of the Guarantor hereunder; and this shall be a continuing, absolute and unconditional guaranty and shall be in force and be binding upon the Guarantor until the Indebtedness is fully paid.

          5. Indebtedness may be created and continued in any amount, whether or not in excess of such principal amount, without affecting or impairing the liability of the Guarantor hereunder, and the Bank may pay (or allow for the payment of) the excess out of any sums received by or available to the Bank on account of the Indebtedness from the Borrower or any other person (except the Guarantor), from its property, out of any collateral security or from any other source, and such payment (or allowance) shall not reduce, affect or impair the liability of the Guarantor hereunder. Any payment made by the Guarantor under this Guaranty shall be effective to reduce or discharge the Guarantor's liability only if accompanied by a written transmittal document, received by the Bank, advising the Bank that such payment is made under this Guaranty for such purpose.

          6. The liability of the Guarantor hereunder shall not be affected or impaired in any way by any of the following acts or things (which the Bank is hereby expressly authorized to do, omit or suffer from time to time without notice to or consent of anyone): (i) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all Indebtedness;
(ii) any extension or renewal of any Indebtedness (whether or not for longer than the original period) or any modification of the interest rate, maturity or other terms of any Indebtedness;
(iii) any waiver or indulgence granted to the Borrower, any delay or lack of diligence in the enforcement of the Note or any other Indebtedness; (iv) any full or partial release of, compromise or settlement with, or agreement not to sue, the Borrower or any other guarantor or other person liable on any Indebtedness;
(v) any release, surrender, cancellation or other discharge of any Indebtedness or the acceptance of any instrument in renewal or substitution for any instrument evidencing Indebtedness;
(vi) any failure to obtain collateral security (including rights of setoff) for any Indebtedness, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security for any of the Indebtedness; (vii) any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any collateral security for any of the Indebtedness;
(viii) any assignment, sale, pledge or other transfer of any of the Indebtedness; or (ix) any manner, order or method of application of any payments or credits on any Indebtedness. The Guarantor waives any and all defenses and discharges available to a surety, guarantor, or accommodation co-obligor, dependent on its character as such.

          7. The Guarantor waives any and all defenses, claims, setoffs and discharges of the Borrower, or any other obligor, pertaining to the Indebtedness, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the Guarantor will not assert against the Bank any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, ultra vires acts, usury, illegality or unenforceability which may be available to the Borrower in respect of the Indebtedness, or any setoff available against the Bank to the Borrower, whether or not on account of a related transaction, and the Guarantor expressly agrees that it shall be and remain liable for any deficiency remaining after foreclosure of any lien or security interest securing any Indebtedness, notwithstanding provisions of applicable law that may prevent the Bank from enforcing such deficiency against the Borrower. The liability of the Guarantor shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting, the Borrower or any of its assets. The Guarantor will not assert against the Bank any claim, defense or setoff available to the Guarantor against the Borrower.

          8.   The Guarantor also hereby waives:
(i) presentment, demand for payment, notice of dishonor or nonpayment, and protest of the Indebtedness; (ii) notice of the acceptance hereof by the Bank and of the creation and existence of all Indebtedness; and (iii) notice of any amendment to or modification of any of the terms and provisions of the Note, the Credit Agreement or any other agreement evidencing or securing any Indebtedness. The Bank shall not be required first to resort for payment of the Indebtedness to the Borrower or other persons or corporations, their properties or estates, or to any collateral, property, liens or other rights or remedies whatsoever.

          9. If any payment applied by the Bank to the Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Borrower or any other obligor), the Indebtedness to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Indebtedness as fully as if such application had never been made.

          10. No payment by the Guarantor pursuant to any provision hereof shall entitle the Guarantor, by subrogation to the rights of the Bank or otherwise, to any payment by the Borrower or out of the property of the Borrower until all of the Indebtedness (including interest) and all costs, expenses and attorneys' fees paid or incurred by the Bank in endeavoring to collect the Indebtedness and enforcing this Guaranty have been fully paid. The Guarantor will not exercise or enforce any right of contribution, reimbursement, recourse or subrogation available to the Guarantor as to any Indebtedness, or against any person liable therefor, or as to any collateral security therefor, unless and until all such Indebtedness shall have been fully paid and discharged.

          11. The Guarantor represents and warrants to the Bank that (i) the Guarantor accordingly expects to derive substantial economic benefit from the Credit Agreement and the loans to the Borrower and any other financial accommodations under the Credit Agreement or otherwise to the Borrower; (ii) the Guarantor is a corporation duly organized and existing in good standing and has full power and authority to make and deliver this Guaranty;
(iii) the execution, delivery and performance of this Guaranty has been duly authorized by all necessary action of its directors and do not and will not violate the provisions of or constitute a default under any presently applicable law or its articles of incorporation or bylaws or any other agreement presently binding upon the Guarantor; (iii) this Guaranty has been duly executed and delivered by the Guarantor and constitutes its lawful, binding and legally enforceable obligation; and (iv) the Guarantor (A) is not insolvent as of the date hereof, and shall not become insolvent as a result of the execution and delivery of this Guaranty, (B) is not engaged in business or a transaction, or about to engage in business or a transaction, for which its property is an unreasonably small capital, and (C) does not intend to incur, or believe that it will incur, debts that would be beyond its ability to pay as such debts mature.

          12. This Guaranty shall constitute a continuing and irrevocable guaranty, and the Bank may continue, without notice to or consent by the Guarantor, to make loans and extend other credit or financial accommodation to or for the account of the Borrower in reliance upon this Guaranty until written notice of revocation of this Guaranty shall have been received by the Bank from the Guarantor. Any such notice of revocation shall not affect this Guaranty in relation to any Indebtedness then existing or created thereafter pursuant to any previous commitment of the Bank to the Borrower, or any extensions or renewals of any such Indebtedness, and as to all such Indebtedness and extensions or renewals thereof, this Guaranty shall continue effective until the same have been fully paid with interest.

          13. This Guaranty shall be binding upon the successors and assigns of the Guarantor, and shall inure to the benefit of the successors and assigns of the Bank.

          14.  This Guaranty is secured pursuant to the Security
Agreement be secured pursuant to one or more other security agreements, pledge agreements, assignments, mortgages, deeds of trust or other documents or instruments.

          IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the day and year first above written.


                              By:  ______________________________
                              Its:  _____________________________

                                                     EXHIBIT E TO
                                            TERM CREDIT AGREEMENT


                 ASSIGNMENT OF DEPOSIT ACCOUNTS

          This Assignment is entered into as of the 31st day of July, 1995, by and between SA HOLDINGS, INC., a Delaware corporation (the "Borrower"), and NORWEST BANK MINNESOTA,
NATIONAL ASSOCIATION, a national banking association (the
"Bank").

          The Borrower and the Bank have entered into a Term
Credit Agreement of even date herewith (the "Credit Agreement"), setting forth the terms on which the Bank has agreed to make certain term loans to the Borrower.

          As a condition to making the loans contemplated by the Credit Agreement, the Bank has required that the Borrower execute and deliver this Assignment.

          ACCORDINGLY, in consideration of the advances to be made under the Credit Agreement, the Borrower hereby agrees as follows:

          1. Assignment and Security Interest. To secure payment of each and every debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Bank (whether such debt, liability or obligation now exists or is hereafter created or incurred and whether it is or may be direct or indirect, due or to become due, absolute or contingent, or several or joint and several, all such debts, liabilities and obligations being herein collectively referred to as the "Obligations"), including but not limited to the Note (as defined in the Credit Agreement) and all other indebtedness arising under the Credit Agreement, the Borrower hereby assigns, sets over and transfers to the Bank, and grants the Bank a security interest in, all rights, title and interests of the Borrower in and to the deposit accounts described in Exhibit A, and in and to all other deposit and investment accounts of any type, including but not limited to all checking and savings accounts, NOW accounts, money market accounts, collateral accounts, escrow accounts, margin accounts, certificates of deposit and savings certificates now or hereafter maintained by the Borrower with the Bank or any other bank, savings bank, savings and loan association, broker, brokerage house or other financial institution (each a "Financial Institution"), and all rights to payment in connection therewith and all sums or property now or at any time hereafter on deposit therein, together with all earnings of every kind and description which may now or hereafter accrue thereon (all of the foregoing being herein referred to as the "Accounts"). If any Account is evidenced by a certificate of deposit or is otherwise subject to
Article 9 of the Uniform Commercial Code, the foregoing assignment shall be construed as a grant of a security interest subject, to the extent applicable, to the Uniform Commercial Code as enacted in the State of Minnesota.

          2. Title. The Borrower represents, warrants and covenants that the Borrower is and will remain the sole owner of the Accounts described in Exhibit A hereto, free and clear of all liens, encumbrances, security interests and restrictions, except the security interest created hereby.

          3. Acknowledgments. Concurrent with the opening or establishment of any Account not listed in Exhibit A hereto, the Borrower shall deliver to the Bank an acknowledgment, duly executed by the Borrower and the Financial Institution at which such Account is maintained, in substantially the form of Exhibit B hereto.

          4. Bank's Rights with Respect to Accounts. Following the occurrence of an Event of Default, as defined in the Credit Agreement, the Bank may, in its sole discretion, and the Borrower hereby irrevocably authorizes and empowers the Bank to, in the Bank's own name or in the name of the Borrower demand, apply for withdrawal, receipt and give acquittance for any and all sums or property which are or will become due and payable under any or all of the Accounts, to exercise any and all rights and privileges and receive all benefits accorded to the Accounts, and to execute any and all instruments required therefor, all without notice to the Borrower. The Bank shall apply any moneys or property received thereby toward payment of the Obligations in such order of application as the Bank may determine. In addition, the Bank may, in its sole discretion, following the occurrence of an Event of Default, notify any Financial Institution that the Borrower shall not be entitled to any further withdrawal from any Accounts maintained with that Financial Institution, whereupon the Borrower shall not have any further right to make such withdrawals. Each Financial Institution is hereby specifically authorized and directed, on request by the Bank and without notice to or consent from the Borrower, to (i) pay the Accounts in the amount specified in the applicable request from the Bank (including, if requested, the entire amount of such Accounts), and (ii) transfer any or all of the Accounts into the Bank's name on that Financial Institution's books. Following transfer of any Account into Bank's name as provided above, the Borrower shall not have any right to make any withdrawals from any of the Accounts with that Financial Institution, or to the issuance of any new certificates evidencing any of such Accounts. The Financial Institutions shall rely solely on the instructions of the Bank in acting under this paragraph. Without limiting the generality of the foregoing, the Financial Institutions shall have no duty to ascertain or inquire as to whether the conditions permitting the Bank to make any such request under this Agreement have been satisfied or any other matter whatsoever.

          5. Notices. All notices to be given to the Bank or the Borrower hereunder shall be given in accordance with the Credit Agreement.

          6. Miscellaneous. This Assignment can be waived, modified, amended, terminated or discharged, and the security interest granted herein can be released, only explicitly in a writing signed by the Bank. A waiver signed by the Bank shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of the Bank's rights or remedies. All rights and remedies of the Bank shall be cumulative and may be exercised singularly or concurrently, at the Bank's option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. Any rights granted to the Bank hereunder are in addition to any setoff or other rights that the Bank may otherwise have. The Bank shall not be obligated to preserve any rights the Borrower may have against prior parties, to exercise at all or in any particular manner any voting rights which may be available with respect to any Collateral, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. The Borrower agrees to reimburse the Bank for all expenses (including reasonable attorneys' fees and legal expenses) incurred by the Bank in the protection, defense or enforcement of the assignment and security interest granted herein, including expenses incurred in any litigation or bankruptcy or insolvency proceedings. This Assignment shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns and shall take effect when signed by the Borrower and delivered to the Bank, and the Borrower waives notice of the Bank's acceptance hereof. If any provision or application of this Assignment is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Assignment shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. The paragraph headings herein are for convenience of reference only and shall not constitute a part of this Assignment for any other purpose.

          IN WITNESS WHEREOF, the Borrower has executed this Assignment as of the day and year first above-written.

                                SA HOLDINGS, INC.


                                By:     _________________________
                                   Its:  _____________________

                            Exhibit A


Depositor Depository Institution   Account Number Description

                            Exhibit B

                    ___________________, 1995

____________________________
[Depository Financial Institution]
_____________________________
_____________________________

Ladies and Gentlemen:

          SA Holdings, Inc., a Delaware corporation, doing business as SA Telecommunications, Inc. (the "Assignor"), has granted Norwest Bank Minnesota, National Association, a national banking association (together with any successor Bank under the Credit Agreement described and defined herein, the "Bank"), a security interest in and lien on, and have assigned to the Bank, all of the Assignor's interest in the account or accounts maintained with you and described on Attachment I hereto, and in each and every other deposit or investment account of the Assignor, now or hereafter maintained with you, together with all rights to payment in connection therewith and all sums or property now or at any time hereafter on deposit therein, together with all earnings of every kind and description which may now or hereafter accrue thereon. Pursuant to the Assignment, all such moneys and property are payable directly to the Bank upon its request.

          A true copy of the Assignment is attached as Attachment II.

          The Bank hereby appoints you as its agent to perfect the security interest, lien and assignment described above.

          As a condition to making any advance under the Credit Agreement described in the Assignment, the Bank has required that you accept that appointment and agree to certain matters in connection therewith. We therefore request that you sign the acknowledgment attached hereto.

NORWEST BANK MINNESOTA,         SA HOLDINGS, INC.
 NATIONAL ASSOCIATION

By __________________________   By  __________________________
   Its Vice President               Its ______________________

            Acknowledgment of Depository Institution


          The undersigned, ___________________________________, a
________________________________, hereby accepts the agency
described above, and agrees in connection therewith to the following matters:

          1. The undersigned hereby waives any and all rights it may now or hereafter have against SA Holdings, Inc. a Delaware corporation (the "Assignor"), with respect to any funds, earnings or other property on deposit in any account maintained by the Assignor with the undersigned (each an "Account"), including any right of offset in connection therewith; provided, however, that the undersigned retains the right to offset any funds, earnings or other property in any Account against any indebtedness resulting from inadvertent overdrafts in Accounts, whether such overdrafts result from internal items or other causes.

          2. The undersigned represents and warrants to the Bank that the undersigned has no knowledge of any other security interest in, lien on, or assignment of any of the Accounts.

          3. The undersigned agrees that, at any time and from time to time upon receipt of a request for withdrawal from the Bank in writing or in such other form as the undersigned and the Bank may agree, the undersigned will remit to the Bank all funds, earnings, and other property on deposit with the undersigned to the extent specified in such request. The undersigned further agrees that, upon receipt of a written notice that an Event of Default has occurred, the undersigned shall, to the extent requested in such notice, (i) no longer permit the Assignor or anyone else, except the Bank, to withdraw funds from or countermand withdrawals from any of the Accounts, (ii) pay over to the Bank directly all funds, earnings, and other property of the Assignor on deposit with the undersigned, and (iii) transfer each such Account into the Bank's name on the undersigned's books.

                              ________________________________
                              [Depository Financial Institution]


                              By _____________________________
                                 Its _________________________

                                                     Attachment I

Depositor           Account Number      Description

                                                    Attachment II

                      [Copy of Assignment]

                                                     EXHIBIT F TO
                                            TERM CREDIT AGREEMENT

[On Arter & Hadden
Washington, D.C. Firm
Letterhead]
                                                  (202) 775-7960

                          July 28, 1995



Norwest Bank of Minnesota
National Association
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479

     Re:  Loan Agreement dated July __, 1995 between SA Holdings,
          Inc. and Norwest Bank Minnesota, National Association

Ladies and Gentlemen:

     In connection with the above-referenced loan, I have reviewed certain regulatory filings by North American Telecommunications Corporation ("NATC"), Long Distance Network, Inc. ("LDN"), U.S. Communications, Inc. ("USC"), and Southwest Long Distance Network, Inc. ("SLDN") (collectively "the Corporations"). My conclusions regarding the status of these regulatory filings is subject to a number of qualifications and limitations. I have relied on the factual representations made by the Corporations and the documents that the Corporations have provided to me. I have not conducted any search of any indexes, dockets, or other records of any federal, state, or local court, governmental agency or tribunal or of any arbitrator. I have not contacted or otherwise communicated with the Federal Communications Commission ("FCC") or any state regulatory agency concerning the status of the filings described below. I do not represent any of the Corporations on a regular basis and as a consequence my knowledge of their affairs is based upon information supplied by them. I have assumed that the business of the Corporations consists of acting as common carriers offering long distance telephone service. I have no reason to believe such assumption is incorrect.

     I have ten years of experience in providing state and federal telecommunications regulatory counsel to long distance companies. The foregoing provides a summary of the status of the Corporations' filings with the FCC and state regulatory authorities with oversight responsibilities similar to the FCC. However, nothing herein provides an opinion concerning any state law as I am licensed to practice law in only the State of Virginia and the District of Columbia.

                    U.S. COMMUNICATIONS INC.

     A.   Federal

     USC has filed with the FCC all tariffs required by the Communications Act of 1934 and the FCC's rules and decisions.
The FCC has granted USC all authorizations required by the Communications Act of 1934 to provide long distance telecommunications services.

     B.   States

          1.  Arizona

     USC has applied for the requisite Certificate of Public
Convenience and Necessity and filed a tariff with the Arizona
Corporation Commission, but no approval has been obtained due to the back-log at the Arizona Corporation Commission.

          2.  Arkansas

     The Arkansas Public Service Commission has granted USC a permanent Certificate of Public Convenience and Necessity to provide competitive telecommunications services to business and residential customers within the State of Arkansas and has approved USC's tariff offering same.

          3.  Colorado

     The Colorado Public Utilities Commission has granted USC a
Certificate of Public Convenience and Necessity to provide intrastate non-optional operator services throughout the State of Colorado. USC has filed a tariff offering intrastate non-optional operator services within the State of Colorado as required by the Colorado Public Utilities Commission.

          4.  Kansas

     The Kansas Corporation Commission has granted USC a certificate of convenience and authority to operate as an interexchange/private line/operator services provider within the State of Kansas. The Kansas Corporation Commission has approved

USC's tariff for the provision of intrastate resale common carrier communications services within the State of Kansas.

          5.   Louisiana

     USC has filed an application with the Louisiana Public Service Commission for authority to provide intrastate long distance service, operator service, and private line service in Louisiana. To my knowledge, the Louisiana Public Service Commission has not yet acted on this application.

          6.   New Mexico

      The New Mexico State Corporation Commission has granted USC a certificate of public convenience and necessity to provide operator services and non-facilities based resale of long distance telecommunications service on an intrastate basis within the State of New Mexico and approved USC's tariff offering same. USC also has filed an application for registration as a payphone provider in New Mexico but I have no knowledge of whether the New Mexico State Corporation Commission has approved such registration.

          7.  Oklahoma

     USC has registered with the Oklahoma Corporation Commission as a non-dominant operator service provider and long distance telecommunications interexchange carrier. However, new rules recently adopted by the Oklahoma Corporation Commission require a certificate of public convenience and necessity and tariffs to be approved by the Oklahoma Corporation Commission in order to provide intrastate interexchange telecommunications services or operator services in Oklahoma. I have no knowledge of whether USC has filed such an application for a certificate of public convenience and necessity or tariffs with the Oklahoma Corporation Commission.

          8.  Texas

     USC has filed the informational tariff required by the Texas
Public Utility Commission.

                   LONG DISTANCE NETWORK, INC.

     A.   Federal

     LDN has filed with the FCC all tariffs required by the Communications Act of 1934 and the FCC's rules and decisions to provide domestic interstate telecommunications services. LDN has filed an application with the FCC requesting authorization pursuant to Section 214 of the Communications Act of 1934 to provide international resale. When this international resale authority is granted, LDN will need to revise its international resale tariff.

     B.   States

     1. LDN has filed the informational tariff required by the Texas Public Utility Commission.

          NORTH AMERICAN TELECOMMUNICATIONS CORPORATION

     A.   Federal

     To my knowledge, NATC does not offer domestic service, therefore, NATC is not required to file domestic tariffs with the FCC or intrastate tariffs with state regulators.

     NATC has filed an application with the FCC requesting authorization pursuant to Section 214 of the Communications Act of 1934 to provide international resale. When this international resale authority is granted, NATC will be required to file an international resale tariff with the FCC.

          SOUTHWEST LONG DISTANCE NETWORK, INC.

     A.  Federal

     SLDN has filed with the FCC all tariffs required by the Communications Act of 1934 and the FCC's rules and decisions to provide domestic interstate telecommunications services.

     To my knowledge, SLDN is a wholly-owned subsidiary of USC. While USC has been granted authorization pursuant to Section 214 of the Communications Act of 1934 and has filed an international resale tariff with the FCC, SLDN has not separately applied for such international authorization or filed an international resale tariff.

     B.  States

          1.  Arkansas

     The Arkansas Public Service Commission has granted SLDN a permanent Certificate of Public Convenience and Necessity to provide intrastate telecommunications services within the State of Arkansas and has approved SLDN's tariff offering same.

     This status letter may be relied upon by you only in connection with the above-referenced loan and nay not be relied upon by, filed with or furnished to, quoted in any manner to, or referred to in any financial statement, report or related document, or delivered to, any person or entity without, in each instance, Arter & Hadden's prior written consent.

                                Sincerely,



                                James U. Troup


cc:  Mark S. Solomon

                                            EXHIBIT G

                                                  BORROWING CERTIFICATE

         The undersigned Chief Financial Officer of SA Holdings, Inc. (the "Borrower") hereby certifies to the Bank pursuant to Section [3.2(a][5.1(b)] of the Credit Agreement that the Adjusted Operating Cash Flow of the Borrower for the quarter ending _______________, 199_ was as follows:

Quarter Ending:                 06/30/95                   9/30/95                  12/31/95                03/31/96
  (Months)                Apr     May     Jun        Jul     Aug    Sep       Oct     Nov     Dec      Jan    Feb   Mar
---------------         -----------------------    ---------------------      -------------------      ---------------
Operating Cash
  Flow (EBITDA)          68,055  68,055  68,055

Expense Reduction
  Amount                163,000 163,000 163,000     107,000  49,000 47,000    2,000     0     ____       0     0     0

Monthly Adjusted
  Operating Cash Flow

Two Quarters Ending
  __/__/__  __/__/__                    ________                    _______                   ____                 ____

Multiple to Annualize                     2.0  x                     2.0  x                   2.0  x              2.0 x

Annualized Adjusted
  Operating Cash Flow:

Current Principal Balance:

Borrowing Availability:

                                                         __________________________________________
                                                          (Chief Financial Officer)

                                                 Schedule 4.4



                          Subsidiaries


1.   Long Distance Network, Inc., a Texas corporation

2. North American Telecommunications Corporation, a Texas corporation

3. Strategic Abstract and Title Corporation, a Texas corporation

4.   Baltic States and CIS Ventures, Inc., a Texas corporation

5. CIS Intelligence Information Services, Inc., a Texas corporation

6. U.S. Communications, Inc., a Texas corporation (after completion of the Acquisition)

7. Southwest Long Distance Network, Inc., an Arkansas corporation

     All of the above subsidiaries are owned 100% by Borrower, except for Southwest Long Distance Network, Inc., which is
     100% owned by U.S. Communications, Inc.

                                                    Schedule 4.7


                           Litigation


- SA Holdings, Inc. and its wholly owned subsidiary, North American Telecommunications Corporation are Defendants in an Original Petition with Jury Demand by Plaintiff Silvio Avyam.
The Action was filed in the District court of Dallas County, Texas July 20, 1995, Silvio Avyam vs. SA Holdings, Inc., et al. (Cause No. 95-07136-E). Mr. Avyam was previously engaged by the Company under a Consulting Agreement which was terminated by the Company in May, 1995 under the provisions of that Agreement.
Mr. Avyam claims unspecified monies owed him by the Company for wages and commissions; as well as Common Law Fraud; Breach of Fiduciary Obligation and Breach of Contract. In his Petition, Mr. Avyam seeks among other things, 170,000 shares of SA Holdings stock, exemplary damages and attorney's fees.

- U.S. Communications, Inc. is in the process of settling a personal injury action brought by a UPS driver who was injured in a malfunctioning elevator on July 15, 1992 (Cause No. 94-06-15,823; Gregory Williams et ux. v. U.S. Communications Inc. d/b/a NTS Communications/Western division, et al., filed in the 286th Judicial District Court of Hockley County, Texas). The Plaintiff's attorney has demanded a total settlement offer of $350,894. U.S. Communications maintains personal injury liability insurance with up to $500,000 insurance coverage per occurrence up to an aggregate of $1,000,000 and has made demand for this settlement payment by the insurance carrier.

                                                   Schedule 4.11

                         Capitalization


-SA Holdings, Inc.:

     Preferred Stock:    $0.00001 par value per share
                         12,500,000 shares authorized
                         166,667 shares Series A Preferred Stock
                         issued and outstanding at August 1, 1995
                         125,000 shares Series B Preferred Stock
                         issued and outstanding at August 1, 1995

     Common Stock:       $0.0001 par value share
                         50,000,000 share authorized
                         11,533,590 shares issued and outstanding at 6/30/95

     Treasury Stock:     217,572 shares of Common Stock at
                         6/30/95
                         0 shares of Preferred Stock

                                                   Schedule 4.12

                          Real Property


-SA Holdings, Inc.: NONE, except for the real property owned by SA Holdings in Midland, Texas that will be sold to SATC in December with the distribution of SATC stock described in Section
4.4 of the Agreement.  The property is described as:

     All of LOT FOUR (4), and the North One-Half (N/2) of LOT
FIVE (5) in BLOCK TWENTY-TWO (22) of COWDEN ADDITION, an Addition to the City of Midland, Midland County, Texas, according to the map thereof recorded in Volume 36, Page 447 of the Deed of Records of Midland County, Texas.

                                                   Schedule 4.14

                            Licenses


Except for the filings and authorizations described in the letter dated July 28, 1995 from James U. Troup of Arter & Hadden addressed to Bank, none.

                          SCHEDULE 4.15

                       MATERIAL AGREEMENTS


A.   SA HOLDINGS, INC.

     1.   Lease Agreement relating to 1912 Avenue K, Suite 100,
          Plano, Texas.

               Expired: November 1993, currently on a month-to-month basis.

     2.   Sale and Purchase Agreement between the Company, Long
          Distance Network, Inc. and the shareholders of Long
          Distance Network, Inc., dated April 12, 1994.

               Expires:  N/A

     3.   Stock Purchase Agreement between the Company, U.S.
          Communications, Inc. and the shareholders of U.S.
          Communications, Inc., dated June 30, 1995 (the
          "Purchase Agreement").

               Expires:  July 31, 1995

     4. Side Letter Agreement between NTS Communications, Inc., the Company, U.S. Communications, Inc. and the shareholders thereof relating to the Purchase Agreement
          (the "Side Letter Agreement").

               Expires:  N/A

     5. Employment Agreement dated March 24, 1995 by and between the Company and Jack W. Matz, Jr.

               Expires:  March 24, 2000

     6. 1994 Stock Option Plan for Non-Employee Directors of the Company ("Non-Employee Director Plan").

               Expires:  As set forth in the Non-Employee
                         Director Plan but in no event later than 5 years from the Date of Grant of the Option.

     7. Form of Stock Option Agreement used in connection with Non-Employee Director Plan.

               Expires: No later than five years from the commencement date.

     8.   1994 Employee Stock Option Plan ("Employee Plan").

               Expires: As set forth in the Employee Plan but in no event later than 10 years from the Date of Grant of the Option.

     9. Form of Incentive Stock Option Agreement used in connection with the Employee Plan.

               Expires:  As set forth in the Agreement but in no
                         event later than 10 years from the date
                         of the Agreement.

     10. Form of Non-Qualified Stock Option Agreement used in connection with the Employee Plan.

               Expires:  As set forth in the Agreement but in no
                         event later than 10 years from the date
                         of the Agreement.

     11. Employment Agreement dated August 8, 1993 and effective on October 1, 1993 by and between Company and J. David
          Darnell.

               Expires:  October 1, 1998

     12. Real Estate Lien Note dated May 12, 1994 in the principal amount of $120,000 payable by Company to H.
          Rex Armstrong and Robert K. Duffield, Trustees, secured by the Deed of Trust of same date by Company to Stephen
          P. Hanger, Trustee.

               Matures:  May 12, 2004

     13. Certificate of Designation of Series A Preferred Stock of SA Holdings, Inc. filed with the Secretary of State of the State of Delaware on August 1, 1995.

     14. Certificate of Designation of Series B Preferred Stock of SA Holdings, Inc. filed with the Secretary of State of the State of Delaware on August 1, 1995.

     15.  Subordinated Note dated July 31, 1995 payable to Howard
          Maddera in the amount of $1,100,000.

     16.  Subordinated Note dated July 31, 1995 payable to Bill
          L. Johnson in the amount of $1,100,000.

     17.  Subordinated Note dated July 31, 1995 payable to
          Marianne Reed in the amount of $550,000.

     18.  Subordinated Note dated July 31, 1995 payable to Howard
          Maddera in the amount of $600,000.

     19.  Subordinated Note dated July 31, 1995 payable to Bill
          L. Johnson in the amount of $600,000.

     20.  Subordinated Note dated July 31, 1995 payable to
          Marianne Reed in the amount of $300,000.

     21. Note and Warrant Purchase Agreement dated July 31, 1995 between the Company and the Purchasers thereunder.

     22.  Term Credit Agreement dated July 31, 1995 between
          Company and Norwest Bank Minnesota, National
          Association ("Norwest") and the other Loan Documents
          (as such term is defined therein).

B.   LONG DISTANCE NETWORK, INC.

     1.   Lease Agreement relating to 1600 Promenade Center,
          Suite 1510, Richardson, Texas.

               Expires:  August 1996

     2.   Carrier Termination Services Agreement between LDN and
          U.S. Long Distance, Inc. dated February 3, 1995.

               Expires: February 20, 1996 (extendable for additional one year period)

     3.   Telecommunications Agreement between LDN and NTS
          Communications, Inc., dated August 1, 1993.

               Expires:  Two years after the first day of the
                         next billing period following the date
                         NTS receives the signed Agreement.

     4.   Carrier Termination Service Agreement between LDN and
          Long Distance International, Inc. dated May 4, 1995.

               Expires: June 5, 1996 (extendable for additional one year period)

     5.   Employment Agreement dated April 1, 1994 by and between
          LDN and Paul R. Miller.

               Expires:  April 1, 1999

     6.   Employment Agreement dated April 1, 1994 by and between
          LDN and Terry R. Houston.

               Expires:  April 1, 1999

     7.   Lease Agreement relating to the Lafayette Building at
          523 South Louisiana, Suite LL150, Little Rock,
          Arkansas.

               Expires:  September 30, 1996

     8.   Lease Agreement relating to the Greenwood Office
          Center, 2200 West Sunset, Suite B-4, Springdale,
          Arkansas.

               Expires:  October 31, 1995

     9.   Lease Agreement relating to 104 North 13th, Suites 100,
          102 and 104, Fort Smith, Arkansas.

               Expires:  October 31, 1998

     10. Security Agreement and Guaranty by Corporation, each dated July 31, 1995, given for the benefit of Norwest.

     11. Records Processing and Financing Agreement by and between Teltrust Communications Services, Inc. (TCS) and LDN dated May 18, 1993 and effective July 1, 1993.

               Expires:  July 1, 1994 (extendable for additional
                         one year period)

     12.  Operator Services Agreement by and between Teletrust,
          Inc. and LDN dated May 12, 1994.

               Expires:  May 12, 1997

C.   NORTH AMERICAN TELECOMMUNICATIONS CORPORATION ("NATC")

     1.   Reseller Services Agreement between NATC and Prairie
          Systems, Inc. dated November 12, 1993.

               Expires:  November 12, 1996 with automatic twelve
                         month renewal periods.

     2. Security Agreement and Guaranty by Corporation, each dated July 31, 1995, given for the benefit of Norwest.

D.   U.S. COMMUNICATIONS, INC. ("USC")

     1.   Stock Purchase Agreement by and between SA Holdings,
          Inc., USC, and Bill L. Johnson, Howard Maddera,
          Marianne Reed, and NTS Communications, Inc., dated
          October 6, 1994.

               Expires:  N/A

     2.   Side Letter Agreement by and between the Company, NTS
          Communications, Inc., and USC dated June 30, 1995.

     3. Telecommunications Agreement by and between NTS Communications, Inc. and USC dated July 18, 1995 to become effective June 11, 1995 and continue until November 30, 1995, with successive 30 day renewable terms.

     4.   Promissory Note dated July 1, 1991 payable to General
          Electric Capital Corporation in the original principal amount of $320,189.00 and amended on September 11, 1991 to principal amount of $246,689.00.

               Matures:  July 1, 1995

     5.   Promissory Note dated June 1, 1993 payable to American
          State Bank in the original principal amount of $25,681.65.

               Matures:  December 1, 1996

     6.   Promissory Note dated March 5, 1993 payable to American
          State Bank in the original principal amount of $13,000.00.

               Matures:  March 1, 1996

     7.   Promissory Note dated December 15, 1992 payable to
          American State Bank in the original principal amount of $12,946.11.

               Matures:  December 15, 1995

     8.   Promissory Note dated October 16, 1992 payable to
          American State Bank in the original principal amount of $11,656.34.

               Matures:  October 16, 1995

     9.   Promissory Note dated September 1, 1994 payable to
          Marianne Reed in the original principal amount of $14,068.40.

               Matures:  September 1, 1996

     10.  Lease Agreement relating to 3909 Juan Tabo Blvd., NE,
          Suite 2, Albuquerque, New Mexico.

               Expires:  April 30, 1997

     11.  Lease Contract relating to 211 Johnson Street, Big
          Spring, Texas.

               Expires:  September 1, 1996

     12.  Lease Agreement relating to 444 Executive Center
          Boulevard, Suite 130, El Paso, Texas.

               Expires:  July 31, 1998

     13.  Lease Agreement relating to 2080 State Highway 360,
          Suite 130, Grand Prairie, Texas.

               Expires:  July 31, 1997

     14.  Lease Agreement relating to 318 West Bender Boulevard,
          Hobbs, Texas.

               Expires:  August 1, 1997

     15.  Lease Agreement relating to 1100 South Main Street,
          Suite 203, Las Cruces, New Mexico.

               Expires:  December 31, 1995

     16.  Lease Agreement relating to 3916 Tanglewood, Odessa,
          Texas.

               Expires:  April 30, 1997

     17.  Lease Agreement relating to 2200 North Classen
          Boulevard, Suite 630, Oklahoma City, Oklahoma.

               Expires:  October 31, 1996

     18.  Lease Agreement relating to 100 West Clarendon, Suite
          1700, Phoenix, Arizona.

               Expires:  November 30, 1997

     19.  Lease Agreement relating to 3905 College Avenue,
          Snyder, Texas.

               Expires:  December 31, 1995

     20.  Lease Agreement relating to 1580 N. Kolb Road, #200,
          Tucson, Arizona.

               Expires:  February 29, 1996

     21.  Lease Agreement relating to 313 West Apache,
          Farmington, New Mexico.

               Expires:  April 6, 1996

     22. Security Agreement and Guaranty by Corporation, each dated July 31, 1995, given for the benefit of Norwest.

                                                      SCHEDULE 6.1

                                   Uniform Commercial Code Financing Statement Filings


                                   Secured Party                     Filing Office       Reference
                                   -------------                     -------------       ---------
A.  SA Holdings, Inc.              Eaton Financial Corp.             Texas S/S           93-054269

B.  Long Distance Network Inc.     Aaron Rents, Inc.                 Texas S/S           92-149136
                                   SA Holdings, Inc.                 Texas S/S           95-040932
                                   SA Holdings, Inc.                 ______ County       1256
                                   Telecommunications Finance Group  Texas S/S
                                   Telecommunications Finance Group  Texas S/S           94-003217

C.  North American
     Telecommunications Corporation

D.  U.S. Communications, Inc.      General Electric Capital Corp.    Texas S/S           91-132174
                                   NCNB Texas National Bank          Texas S/S           91-140467
                                   American State Bank               Texas S/S           91-149852
                                   American State Bank               Texas S/S           93-110316
                                   Advanta Leasing Company           Texas S/S           94-054167
                                   First Security Bank of New Mexico Texas S/S           94-079296
                                   Pitney Bowes Credit Corp.         Texas S/S           94-089485
                                   Tilden Financial Corp.            Texas S/S           94-179495
                                   Turn-Key Leasing, Ltd.            Texas S/S           95-089423

E.  Southwest Long Distance
     Network, Inc.                 C&L Communications, Inc.          Arkansas S/S        775601
                                   Copystar Processing Center        Texas S/S           94-173296


                      Real Estate Filings


     Lien created by the Deed of Trust dated May 12, 1994 by SA
Holdings, Inc. to Stephen P. Hanger, Trustee to secure the Real Estate Lien Note dated May 12, 1994 in the stated principal amount of $120,000 payable by SA Holdings, Inc. to
H. Rex Armstrong and Robert K. Duffield, Trustees.

                                                     Schedule 6.2

                     Permitted Indebtedness

(Balance as of 6/30/95)

SA Telecommunications, Inc.:

     Notes Payable to Officers & Directors


Payee          Due Date       Principal      Interest  Total
-----          --------       ---------      --------  -----
Jack Matz      6/30/95        25,610         4,217     $ 29,827
     (25,000 note converted to options)      1,085        1,085
     ($100,000 note converted to options)    1,356        1,356

Terry Houston  6/17/95        25,000         1,069       26,069
               8/31/95        75,000           173       75,173

Paul Miller    6/17/95        20,000           869       20,869

Barry Williams 6/30/95        15,000           311       15,311

Dean Thomas    6/17/95        25,000         1,069       26,069

Pete Smith     6/17/95        25,000         1,069       26,069

                                             TOTAL     $221,828

     Mortgage note payable to BMB-BCH Trust/AHB-BCB Trust (SATC property)

                                             BALANCE   $111,992

1. Subordinated Note dated July 31, 1995 in the stated principal amount of $1,100,000 payable to the order of Bill
     L. Johnson.

2. Subordinated Note dated July 31, 1995 in the stated principal amount of $1,100,000 payable to the order of Howard Maddera.

3. Subordinated Note dated July 31, 1995 in the stated principal amount of $550,000 payable to the order of Marianne Reed.

4. Subordinated Note dated July 31, 1995 in the stated principal amount of $600,000 payable to the order of Bill L.
     Johnson.

5. Subordinated Note dated July 31, 1995 in the stated principal amount of $600,000 payable to the order of Howard
     Maddera.

6. Subordinated Note dated July 31, 1995 in the stated principal amount of $300,000 payable to the order of Marianne Reed.

                                             TOTAL     $4,250,000

Long Distance Network, Inc.:

     (a) Capitalized Switching Equipment Lease Obligation

Summary of Terms: Lease Agreement dated November 20, 1993, between Telecommunications Finance Group (Siemens/Stromberg-Carlson third-party vendor) and Total National Telecommunications, Inc., effective May 1, 1994. The Lease Agreement covers (1) an in place Siemens Stromberg-Carlson Digital Central Office Carrier Switch equipped for 576 digital ports and wired for 1152 digital ports with Basic Release 11.1 and AMA (DCO-482027, Issue 01, dated 11/15/93), and the addition of 576 equipped digital ports, installed at 1530 Main Street, Suite 900, Dallas, Texas 75201. The original value of the equipment was $220,000, to be paid in sixty monthly lease installments (based on a rate factor per $1,000 of $21.867) of $4,620.44. By Attachment A dated July 7, 1994 (and Addendum to Lease Agreement dated July 15, 1994) and effective August 1, 1994 (when 57 monthly lease payments were outstanding), upgrades (primarily of software) costing $220,173.65 were carried out, bringing the total value of equipment under lease to $440,173.65 and increasing monthly lease payments by $4,814.54 to $9,434.98. The upgrade included a one-sector upgrade to Basic Release 12.1 per DCO-482096, Issue 1, Dated 02/01/94, including SS7 with 800 Portability, SS7 spares, three additional pairs of "A" links, Auto Truck Testing, CMF II Spares, and the addition of 300 "800" Database Tables (S.O. #063782)

                                        Balance   $362,574

     (b)  Note Payable to Commercial Financial Services, Inc.

Summary of Terms: CFS is the holder of a promissory note in connection with Loan Number 7633910, also referred to as loan number 01941601, in the original principal amount of $100,000, originally give by Long Distance Network to Continental Bank, Dallas, Texas, and dated December 19, 1989 (Exhibit A). Under the terms of the Compromise, Release, and Settlement Agreement between Commercial Financial/SPC Acquisitions, Inc. and Long Distance Network, Inc., LDN agreed to pay CFS, the sum of $37,500 ("Amount Financed") plus interest of 7.5% p.a. in sixty monthly installments of $752.40, commencing on May 1, 1995. There is no prepayment penalty.

                                        Balance   $36,225

(c)  Notes Payable to Former LDN Shareholders

Terry Houston                                $23,725
Paul Miller                                    3,640
David Hover                                    7,847
Dan Dziuba                                       730
Scott Moster                                     365
Roy Duckworth                                    183

                                   TOTAL     $36,500

U.S. Communications, Inc.:

     Notes Payable, June 30, 1995


                                   Original       Maturity                          Payment
Lender                   Date      Proceeds       Date          Rate      Term      Amount         Balance
------                   ----      --------       --------      ----      ----      -------
GE Capital Corp          7/1/91    $246,689.00    7/1/95        12.5%     48 mo     $6,557.00      $12,533.78
(MAX,BOSS,SAGE)
American State Bank      1/13/94     58,306.39    7/1/95        11.5%     43 mo      2,170.55       25,726.45
(Computer Equipment)
American State Bank      6/1/93      25,681.65    12/1/96       11.0%     42 mo        706.16       11,650.83
('92 Cadillac Eld.)
American State Bank      3/5/93      13,000.00    3/1/96        10.5%     38 mo        405.52        3,284.34
('93 Ford Ranger)
American State Bank      12/15/92    12,946.11    12/15/95       9.0%     36 mo        395.31        2,431.57
('92 Chevy S10 PU)
American State Bank      10/16/92    11,656.34    10/16/95       9.0%     36 mo        355.93        1,491.28
('92 Chevy PU)
Howard Maddera           10/7/91     24,431.23    9/7/96         8.5%     60 mo        590.82       12,351.20
(Capital)
Marianne Reed            9/1/94      14,068.40    9/1/96         8.0%     24 mo        636.27        8,473.55
(Note - Ins)
Jim Reed                 10/7/91     25,104.17    9/7/96         8.5%     60 mo        620.72       12,069.22
(Capital)
Bill Johnson             10/7/91     25,104.17    9/7/96         8.5%     60 mo        471.54       10,217.32

                                        TOTAL          $100,229.54


                                                  Schedule 6.3

                      Permitted Guaranties




                             -NONE-